UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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FAR EAST ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAR EAST ENERGY CORPORATION
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77060

June 4, 2009
Houston, Texas

To the Stockholders of Far East Energy Corporation:

You are cordially invited to attend the annual meeting of stockholders of Far East Energy Corporation (the “Company”), which will be held on Wednesday, July 15, 2009 at 10:00 a.m. (local time), at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas 77060, and at any adjournment or postponement thereof. On the following pages you will find the notice of annual meeting and the proxy statement with detailed information about the business to be considered at the meeting. The proxy statement and proxy card are first being distributed to stockholders on or about June 10, 2009.

All holders of the Company's shares of common stock, par value $0.001 per share, at the close of business on June 3, 2009 will be entitled to vote at the annual meeting of stockholders. To assure that you are represented at the annual meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement. Your vote is very important. Please complete, date, sign and return the enclosed proxy card promptly.

Sincerely,

Michael R. McElwrath
President and Chief Executive Officer

FAR EAST ENERGY CORPORATION
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, July 15, 2009

The Annual Meeting of Stockholders of Far East Energy Corporation will be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas 77060, on Wednesday, July 15, 2009, at 10:00 a.m., local time, to consider the following matters:

(1)	The election of seven directors for the ensuing year;
(2)	The approval of amendment to the Company’s 2005 Stock Incentive Plan; and
(3)	To transact such other business as may be properly brought before the meeting or any adjournment thereof. No other matters are expected to be voted on at the meeting.

The Board of Directors has fixed the close of business on June 3, 2009, as the record date for determining stockholders of record entitled to notice of, and to vote at, the meeting or any adjournment thereof.

The proxy statement and the Company's 2009 Annual Report to Stockholders are also available on our hosted website at annualmeeting.fareastenergy.com. For additional related information, please refer to the “Important Notice Regarding Availability of Materials for the Annual Meeting of Stockholders to be Held on Wednesday, July 15, 2009” in the enclosed proxy statement.

By Order of the Board of Directors,

Andrew Lai
Secretary

Houston, Texas
June 4, 2009

YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

FAR EAST ENERGY CORPORATION

i

FAR EAST ENERGY CORPORATION
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77060

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Far East Energy Corporation (the “Company”) solicits stockholders' proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on Wednesday, July 15, 2009, at 10:00 a.m., local time, at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas 77060, and at any adjournments thereof (the “Meeting”). This proxy statement, the accompanying proxy card and the Company's 2009 Annual Report to Stockholders are being mailed, beginning on or about June 10, 2009, to all stockholders entitled to receive notice of, and to vote at, the Meeting.

The principal executive offices of the Company are located at 363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060. Any writing required to be sent to the Company should be mailed to this address.

Important Notice Regarding Availability of Materials for the Annual Meeting of Stockholders to Be Held on Wednesday, July 15, 2009

This proxy statement and the Company’s 2009 Annual Report to Stockholders are also available electronically on our hosted website at annualmeeting.fareastenergy.com.

To access and review the materials made available electronically:

(1)	Go to annualmeeting.fareastenergy.com.
(2)	Select and click to review the items under 2009 Annual Meeting of Shareholders Materials.
(3)	Have your proxy card available. You will need the control number on the proxy card in order to vote online.

We encourage you to review all of the important information contained in the proxy materials before voting.

Stockholders Entitled to Vote

The Board of Directors has fixed June 3, 2009 as the record date for determining stockholders who are entitled to vote at the Meeting (the “Record Date”). At the close of business on the Record Date, the Company had issued and outstanding 162,582,283 shares of common stock, par value $0.001 (the “Common Stock”), held of record by approximately 104 stockholders. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting.

Voting of Proxies

Because many of our stockholders are unable to attend the Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Meeting. Each stockholder is urged to:

(1)	read carefully the material in this proxy statement;
(2)	specify his or her voting instructions on each item by marking the appropriate boxes on the accompanying proxy card; and
(3)	sign, date and return the proxy card in the enclosed, postage prepaid envelope.

The accompanying proxy card provides a space, with respect to the election of directors, for a stockholder to withhold voting for any or all nominees for the Board of Directors, but does not permit a stockholder to vote for any nominee not named on the proxy card. The card also allows a stockholder to abstain from voting on any other item if the stockholder chooses to do so.

When the accompanying proxy card is properly executed and returned with voting instructions with respect to any of the items to be voted upon, the shares represented by the proxy will be voted in accordance with the stockholder's directions by the persons named on the proxy card as proxies of the stockholder. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted: (1) “FOR” the election of the seven nominees for the Board of Directors named on the accompanying proxy card, (2) “FOR” the approval of amendment to the Company’s 2005 Stock Incentive Plan and (3) as the Board of Directors recommends, with respect to any other business that may be properly brought before the Meeting.

Unless otherwise indicated by the stockholder, returned proxy cards also confer upon the persons named on the card, as proxies for the stockholder, discretionary authority to vote all shares of stock represented by the proxy card on any item of business that is properly presented for action at the Meeting, even if not described in this proxy statement. If any of the nominees for director named below should be unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, does not expect that any other matters will be voted on at the Meeting or has any reason to believe that any of the nominees for director will be unavailable for election.

Will Internet Voting Be Available?

You can vote your shares by Internet on the voting website, which is annualmeeting.fareastenergy.com. Internet voting is available 24 hours a day, seven days a week until 11:59 p.m., Eastern Time, on July 14, 2009. You will have the opportunity to confirm that your instructions have been properly recorded. Have your proxy card available when you access the Internet website. If you received a proxy card in the mail but choose to vote by the Internet, you do not need to return your proxy card.

Revocation of Proxies

If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card bearing a later date to the Secretary of the Company or by communicating his or her revocation in writing to the Secretary of the Company. A stockholder may also revoke his or her proxy by attending the Meeting and voting his or her shares in person. New proxies or revocations should be submitted to the Secretary of the Company at 363 N. Sam Houston Parkway East, Suite 380, Houston, Texas, 77060. A stockholder may not vote in person at the Meeting regarding matters for which the stockholder has executed a proxy and has not revoked it.

Quorum and Votes Required to Approve the Proposals

A “quorum” is necessary to hold the Meeting. The presence in person or by executed proxy of the holders of at least a majority of the aggregate voting power represented by the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for transacting business at the Meeting. If a quorum is not represented, in person or by proxy, at the Meeting, the stockholders representing a majority of the voting power of the Common Stock entitled to vote at the Meeting who are present, in person or by proxy, or the chairman of the Meeting, including any adjourned meeting, whether or not a quorum is present, may adjourn the Meeting from time to time until a quorum shall be represented. At any adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted as originally called.

Any shares that are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Abstentions and shares held in “street name” by brokers or nominees for a beneficial owner who do not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner (“broker non-votes”) are counted as present and entitled to vote for purposes of determining a quorum.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election. The proposal to approve the amendment to the Company’s 2005 Stock Incentive Plan will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

The total number of votes cast “for” a proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve such proposal. Abstentions from voting on a proposal, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Meeting to determine whether a quorum is present. Abstentions and broker non-votes will not be counted in determining the total number of votes cast and will have no effect on the outcome of the proposals.

Any stockholder of record entitled to vote at the Meeting may attend the Meeting and vote in person. However, a stockholder may not vote at the Meeting on those matters for which the stockholder has executed a proxy and has not revoked it. Furthermore, if a stockholder's shares are held of record by a broker, bank or other nominee, that person is considered the beneficial owner of shares held in street name. Since a beneficial owner is not the stockholder of record, that person may not vote these shares in person at the Meeting unless he or she obtains a “legal proxy” from the broker, bank or other nominee that holds his or her shares, giving that person the right to vote the shares at the Meeting. Brokers, banks or nominees have enclosed or provided voting instructions for beneficial owner's to use in directing the broker, bank or nominee how to vote his or her shares with this proxy statement. If a stockholder does not intend to vote his or her shares by proxy, he or she may attend the Meeting and vote in person by following the procedures described below.

Attending the Meeting

A person is entitled to attend the Meeting only if that person was a stockholder as of the close of business on June 3, 2009 or that person holds a valid proxy for the Meeting. Any person attending the Meeting should be prepared to present photo identification for admittance. In addition, the names of stockholders of record will be verified against the list of stockholders of record on the Record Date prior to being admitted to the Meeting. Anyone who is not a stockholder of record but a beneficial holder who holds shares through a broker or nominee (i.e., in street name) should provide proof of beneficial ownership on the Record Date, such as his or her most recent account statement prior to June 3, 2009, a copy of the voting instruction card provided by his or her broker or nominee, or other similar evidence of ownership together with a letter from the broker or nominee appointing such stockholder as their proxy. Anyone who does not provide photo identification or comply with the other procedures outlined above upon request will not be admitted to the Meeting.

Stockholder Proposals for 2010 Annual Meeting

We currently expect that the Company's 2010 Annual Meeting of Stockholders will be held on July 15, 2010. In accordance with our Amended and Restated Bylaws, a stockholder must give the Secretary of the Company written notice, at our principal executive offices, of its intent to present a proposal at the Company's 2010 Annual Meeting of Stockholders by the close of business on April 16, 2010, but not before March 17, 2010. However, in the event that the 2010 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from July 15, 2010, the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. Additionally, in order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered by us for inclusion in the Company's proxy materials for the 2010 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at our principal executive offices no later than the close of business on February 10, 2010.

Cost of Proxy Solicitation

The cost of preparing, printing and mailing this proxy statement and of the solicitation of proxies will be borne by us. Solicitation will be made by mail and, in addition, may be made by our directors, officers and employees personally or by written communication, telephone, facsimile or other means. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse these parties for their reasonable and customary charges or expenses in connection with forwarding the materials. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies for a fee of approximately $7,000, plus reasonable costs and expenses.

CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors has the responsibility for establishing broad corporate policies and for our overall performance. However, it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers and by reviewing analyses and reports sent to them, as well as by participating in Board of Directors and committee meetings.

Independence of Members of Board of Directors

The Board of Directors has determined that each of the current directors standing for election, except for Michael R. McElwrath, has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of the applicable rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of NYSE Amex Equities.

Committees of the Board of Directors

To assist in carrying out its duties, the Board of Directors established three committees. The three committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and assists our Board of Directors and management in ensuring that we consistently act with integrity and accuracy in financial reporting. The Audit Committee's responsibilities include:

•	selecting and reviewing our independent registered public accounting firm and their services;
•	reviewing and discussing with appropriate members of our management, the audited financial statements, related accounting and auditing principles, practices and disclosures;
•	reviewing and discussing our quarterly financial statements prior to the filing of those quarterly financial statements;
•	establishing procedures for the receipt of, and response to, any complaints received regarding accounting, internal accounting controls, or auditing matters, including anonymous submissions by employees;
•	reviewing the accounting principles and auditing practices and procedures to be used for our financial statements and reviewing the results of those audits; and
•	monitoring the adequacy of our operating and internal controls as reported by management and the independent registered public accounting firm.

William A. Anderson is the chairman of the Audit Committee, and the other members of the Audit Committee are John C. Mihm, Lucian L. Morrison and Thomas E. Williams. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the applicable rules of the SEC and the NYSE Amex Equities and satisfies the NYSE Amex Equities listing standards' financial literacy requirements. The Board of Directors has determined that each of William A. Anderson and Lucian L. Morrison are “audit committee financial experts” as that term is defined under Item 407 of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, and a current copy of the charter is available on our website at www.fareastenergy.com under the “Investor Relations” caption.

Compensation Committee

The Compensation Committee's responsibilities include:

•	establishing and reviewing the overall corporate policies, goals and objectives for the compensation of our Chief Executive Officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past years compensation to executives, tax and accounting treatment and other relevant factors;
•	evaluating the performance of our Chief Executive Officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the Chief Executive Officer and other executives officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determine the appropriate allocation among individual elements in light of the corporate goals and the performance evaluation; and
•	making recommendations to our Board of Directors regarding the salaries, benefits and other compensation of our non-employee directors, committee chairpersons, and committee members.

Lucian Morrison is the chairman of the Compensation Committee, and the other members are Donald A. Juckett and William A. Anderson. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the listing standards of NYSE Amex Equities. The Board of Directors has adopted a written charter for the Compensation Committee, and a copy of the charter is available on our website at www.fareastenergy.com under the “Investor Relations” caption. For further discussion of the responsibilities of the Compensation Committee, see “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by (1) identifying individuals qualified to serve on our Board of Directors and recommending to the Board of Directors the nominees for election by stockholders at each annual meeting, (2) recommending to the Board of Directors, director nominees for each committee of the Board of Directors, (3) developing, recommending to the Board of Directors, and assessing our corporate governance policies, and (4) overseeing an annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee's responsibilities include:

•	assessing, developing and communicating with the Board of Directors concerning the appropriate criteria for nominating and appointing directors;
•	actively seeking individuals qualified to become members of the Board of Directors for recommendation to the Board of Directors;
•	if and when requested by the Board of Directors, identifying and recommending to the Board of Directors the appointees to be selected by the Board of Directors for service on the committees of the Board of Directors and for service as our technical advisors;
•	having sole authority to retain and terminate any search firm used to identify director candidates and having sole authority to approve the search firm's fees and other retention terms;
•	developing, assessing and recommending corporate governance policies, including our Code of Business Conduct, to the Board of Directors;
•	reviewing, on behalf of the Board of Directors, the charter of each committee of the Board of Directors and making recommendations to the relevant committees with respect to these charters and to the Board of Directors in connection with the Board of Directors' action relating to these charters; and
•	overseeing an annual review of the performance of the Board of Directors.

Donald A. Juckett is the chairman of the Nominating and Corporate Governance Committee, and the other members are C.P. Chiang and John C. Mihm. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of NYSE Amex Equities. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, and a current copy of the charter is available on our website at www.fareastenergy.com under the “Investor Relations” caption.

Consideration of Director Nominees

Director Qualifications

The Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account:

•	Whether the director/potential director assists in achieving a mix of members of the Board of Directors that represents a diversity of background and experience (including with respect to age, gender, industry knowledge and experience, including experience in China, and financial expertise) that, at the then applicable stage in the life of the Company, will result in the Board of Directors having the necessary tools to perform its oversight function effectively.
•	Personal individual characteristics, including strength of character, inquiring mind, mature judgment, independence of thought, ability to work collegially and effectively with others, high moral standards, loyalty to the Company and its business plan, concern for our success and welfare, personal integrity and high performance standards.
•	Other individual characteristics, including, ability to read and understand basic financial statements, business experience with high levels of responsibility, high accomplishments as a leader in his or her field or in the companies he or she has been associated with, superior credentials and recognition, commitment to enhancing stockholder value, experience at the strategy/policy setting level, experience dealing with complex problems or crisis response, the time available to contribute special competencies to the Board of Directors' activities, service on the boards of public and private companies, oil and gas industry experience or the time available to enhance knowledge of the oil and gas industry, and freedom from conflicts of interest.

Candidates who do not meet all of these requirements may still be considered, as the Nominating and Corporate Governance Committee will seek candidates who present the best combination of these characteristics.

Identifying and Evaluating Nominees for Directors

When identifying and evaluating incumbent directors whose terms are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. The Nominating and Corporate Governance Committee then evaluates that information in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of the stockholders.

When identifying new director candidates, the Nominating and Corporate Governance Committee may use the Board of Directors' network of contacts or a professional search firm to compile a list of candidates. To date, the Nominating and Corporate Governance Committee has not used a professional search firm to compile a list of candidates. The Nominating and Corporate Governance Committee next submits and requires the candidate to complete a questionnaire and determines whether the nominee is independent as such term is defined under the rules of the NYSE Amex Equities, which determination is based upon applicable securities laws, the rules and regulations of the SEC and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may also organize interviews and meetings to evaluate the candidate and collegiality of the relationship with the other directors. Finally, the Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications, chooses a candidate by majority vote and then proposes the candidate to the entire Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder has a suggestion for candidates for election to the Board of Directors at the 2010 Annual Meeting of Stockholders, in accordance with our Amended and Restated Bylaws the recommendation must be submitted in writing to the Secretary of the Company at 363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060, not earlier than the close of business on March 17, 2010 nor later than the close of business on April 16, 2010. However, in the event that the 2010 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from July 15, 2010, the recommendation must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. Submissions must include each of the following:

•	The name and record address of the stockholder who intends to make such nomination;
•	The class and number of shares which are beneficially owned by the stockholder;
•	The name in which such shares are registered on the stock transfer books of the Company and if such stockholder is not the holder of record at the time of the submission, a representation that such stockholder has a valid proxy granted by the record holder at the time of such submission which is in full force and effect and which authorizes the stockholder to make and vote on such submission together with an attached complete copy of such proxy;
•	A representation whether the stockholder or the beneficial owner, if any, intends to become or is currently part of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) which intends to (1) deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding Common Stock required to elect a nominee to the Board of Directors and/or (2) otherwise solicit proxies from stockholders in support of such nomination;
•	The name, age, business and residential address of each individual to be nominated;
•	The principal occupation or employment and business experience during the past five years of each individual to be nominated;
•	The class and number of shares which are beneficially owned by each individual to be nominated;
•	All other information relating to each individual to be nominated that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act;
•	The signed consent of any such nominee to serve as a director, if so elected;
•	A representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to nominate each individual; and
•	A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder.

We may require the stockholder making such nomination or the proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director of the Company.

Meetings

During the fiscal year ended December 31, 2008, there were 7 meetings of the Board of Directors, 5 meetings of the Audit Committee, 3 meetings of the Compensation Committee and 2 meetings of the Nominating and Corporate Governance Committee. During 2008, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Board of Directors' committees on which the director served. While we do not have a formal policy regarding director attendance at annual meetings of stockholders, we encourage each director to attend each annual meeting of stockholders. In practice, we intend to schedule regular Board of Directors meetings on the same day as the annual meeting of stockholders, which we believe will facilitate director attendance at the annual stockholders' meeting. Last year, all directors serving at the time of the meeting attended the annual meeting.

Communications with the Company

Stockholders may communicate directly with the Board of Directors, any committee of the Board of Directors, all independent directors, or any one director serving on the Board of Directors by sending written correspondence to the desired person or entity in care of the Company's Secretary at 363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060. Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Code of Business Conduct

We have adopted a code of ethics entitled “Code of Business Conduct,” which applies to all employees, including our chief executive officer, chief financial officer and principal accounting officer. The full text of our Code of Business Conduct is published on our website, at www.fareastenergy.com, under the “Investor Relations” caption and is also available in print to any stockholder who requests a copy. We intend to disclose future amendments to, or waivers from, certain provisions of this code on our website within four business days following the date of such amendment or waiver.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Board of Directors

Our Amended and Restated Bylaws provide that Board of Directors may consist of up to nine directors. At the Meeting, seven directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. Unless otherwise specified on the proxy card, the shares represented by the enclosed proxy will be voted for the election of the seven nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected and each nominee has consented to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Board of Directors. However, in no event will proxies be voted for a greater number of persons than seven, which is the number of nominees for the Board of Directors. Pursuant to the Company's employment agreement with Michael R. McElwrath, during the term of Mr. McElwrath's employment, the Company agreed to nominate Mr. McElwrath for election to the Board of Directors at each annual meeting of the stockholders called for the purpose of electing directors. The Nominating and Corporate Governance Committee and the Board of Directors have recommended each of the below nominees for directors.

Nominees for Director

Name	Age	Position
Thomas E. Williams	56	Chairman of the Board
Michael R. McElwrath	57	President, Chief Executive Officer and Director
William A. Anderson	69	Director
C. P. Chiang	66	Director
Donald A. Juckett	65	Director
John C. Mihm	66	Director
Lucian L. Morrison	72	Director

Thomas E. Williams has served as Chairman of the Board of Directors since June 2007 and was appointed as a director in February 2004. Mr. Williams also serves on the Audit Committee of the Board of Directors. From 2000 until his retirement in 2007, Mr. Williams served as Vice President, Research and Business Development of Noble Technology Services, a wholly-owned subsidiary of Noble Corporation, a provider of diversified drilling and other services to the oil and gas industry. Mr. Williams also served as President of Maurer Technology Inc., a leading drilling R&D and engineering technology company and a wholly-owned subsidiary of Noble Corporation. He held senior executive positions at the U.S. Departments of Energy and Interior during the Bush Administration from 1989 to 1993. From 1993 to 2000, he was Business Development Director at Westport Technology Center in Houston, an upstream oil and gas research company. He was a co-founder and served on the Board of Cementing Solutions, Inc., an oil and gas cementing services and technology company based in Houston, Texas. He has been in the oil and gas industry for over 25 years, having owned and operated an oil and gas exploration, production and consulting company prior to joining the Department of Energy. Mr. Williams has authored more than 100 energy publications, presentations and articles and serves on a number of oil and gas organizations, associations and boards including the Research Partnership to Restore Energy for America (RPSEA), Independent Petroleum Association of America, the Petroleum Technology Transfer Council, the Society of Petroleum Engineers, American Association of Drilling Engineers, DeepStar Consortium Contributors Advisory Board, Nautilus International, Petris Technologies and the Environmentally Friendly Drilling Consortium. He has a B.S. degree in business from Campbellsville College.

Michael R. McElwrath has served as the Company's President and Chief Executive Officer since October 2003. He became a director in October 2003 and served as Chairman of the Board of Directors from October 2003 until January 2005. Mr. McElwrath also served as Secretary and Treasurer from October 2003 until March 2005. He was employed as Vice President of Hudson Highland (formerly known as TMP Worldwide) from 1999 until joining the Company in October 2003. He also served as Acting Assistant Secretary of Energy in the first Bush Administration, as Director of the National Institute for Petroleum and Energy Research, as Director of British Petroleum's outsourced exploration and production lab for the Americas and as Deputy Assistant Secretary for policy for the U.S. Department of Interior in the last year of the Reagan

Administration. Mr. McElwrath holds a J.D. from the University of Texas School of Law, as well as a B.A. from the Plan II Honors Program at the University of Texas. He is also a member of the Society of Petroleum Engineers, the Independent Petroleum Association of America, and the Texas Independent Producers and Royalty Owners Association.

William A. Anderson has served as a member of the Company's Board of Directors since October 2007. Mr. Anderson is the chairman of the Audit Committee of the Board of Directors and has been designated as an “audit committee financial expert.” He also serves on the Compensation Committee of the Board of Directors. Mr. Anderson has served as a consultant for Eastman Dillon Oil and Gas Association since 2006. From 1989 through 2005, he was a founder and partner of Weller, Anderson & Co. Ltd., a full-service stock brokerage firm. Prior to founding Weller in 1989, Mr. Anderson held several senior executive positions, including President of HARC Technologies, President of Rainbow Pipeline Company, President of Farmers Oil Company, Chief Financial Officer of ENSTAR Corporation, and General Partner and Senior Vice President of Blyth, Eastman, Dillon & Co. Mr. Anderson has extensive corporate board experience, having served as a director, committee chairman and/or committee member for a number of organizations, including Rancher Energy Corp., Tom Brown, Inc., Equisales, Inc., NationsBank Houston, Northern Trust Bank of Texas, American Income Life Insurance Company, Wing Corporation and Seven J-Stock Farm, Inc. He holds an MBA from the Harvard Business School and a B.S. in Business Administration from the University of Arkansas.

C.P. Chiang has served on the Board of Directors since December 2006. He also serves on the Nominating and Corporate Governance Committee of the Board of Directors. From 2001 until his retirement in 2006, Mr. Chiang served as the China Project Manager/Country Manager — China of Burlington Resources where he was responsible for managing the operations and activities of Burlington Resources in China and worked closely and negotiated with various Chinese governmental organizations. Throughout his 36 year career in the oil and gas industry, Mr. Chiang has held various engineering and management positions with oil and gas companies including British Gas E&P, Inc., Tenneco Oil Production and Exploration and Exxon Oil Company, now known as Exxon Mobil Corporation. Mr. Chiang earned a B.S. degree in mining engineering from National Cheng Kung University and a M.S. degree in petroleum engineering from New Mexico Institute of Mining and Technology.

Donald A. Juckett has served as a director since May 2004. Mr. Juckett is the chairman of the Nominating and Corporate Governance Committee of the Board of Directors. He also serves on the Compensation Committee of the Board of Directors. In November 2005, Dr. Juckett established the position of Director of the Washington, D.C. office of the American Association of Petroleum Geologists. He presently serves as Founding Director for AAPG's Washington office. Prior to that, Dr. Juckett was self-employed as an industry information consultant. He served at the U.S. Department of Energy from 1988 until his retirement in 2003. At his retirement, Dr. Juckett was Director of the Office of Natural Gas and Petroleum Import and Export Activities for Fossil Energy. During his tenure with the Department of Energy, he also served as a member of the Senior Executive Service and held positions as Director of the Office of Natural Gas and Petroleum Import and Export Activities, Director for Natural Gas and Petroleum Technology and Acting Deputy Assistant Secretary for Natural Gas and Petroleum Technology. Dr. Juckett managed a portfolio of international projects including bilateral agreements with China, Russia, Venezuela, Ukraine, Bangladesh and Mexico. Dr. Juckett also played an active role in the formation of the United States/China Oil and Gas Industry Forum in 1998. From 1974 to 1988, Dr. Juckett worked for Phillips Petroleum Company, now known as ConocoPhillips, Inc., in management positions including responsibility for the support of worldwide divisions with exploration technologies including geochemistry and satellite imagery. Dr. Juckett earned a B.S. degree in chemistry from the State University of New York-Oswego and a Ph.D. in chemistry from the State University of New York-Albany.

John C. Mihm has served as a director since May 2004. He served as chairman of the Board of Directors from January 2005 through June 2007. Mr. Mihm currently serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors. He serves on the board of eProjectManagement and HNNG, and also serves as HNNG's Chief Operating Officer. Mr. Mihm is the owner and President of JCM Consulting, PLLC, which provides services in the engineering, construction, and project management field. From 1964 until his retirement in 2003, Mr. Mihm worked for Phillips Petroleum Company, now known as ConocoPhillips, Inc., in various management positions, finally serving as Senior Vice

President of Technology and Project Development. Mr. Mihm's career includes over 20 years of work experience in China on offshore development and onshore coalbed methane exploration, working closely with China National Petroleum Corporation, China National Offshore Oil Corporation and SINOPEC on several joint ventures and employee development programs. He is a past board member of The Society of Petroleum Engineers and the ASME Foundation. Mr. Mihm is a registered professional engineer in Texas and Oklahoma. Mr. Mihm earned a B.S. degree in chemical engineering from Texas Tech University and serves on or has served on advisory boards at Texas Tech University, Oklahoma State University, University of Tulsa, University of Texas, Colorado School of Mines, Georgia Tech and University of Trondheim.

Lucian L. Morrison was appointed to the Board of Directors in January 2008. Mr. Morrison is the chairman of the Compensation Committee of the Board of Directors. He also serves as a member of the Audit Committee of the Board of Directors and has been designated as an “audit committee financial expert.” Mr. Morrison currently serves as a director, audit committee member and compensation committee member of Erie Indemnity Company. Additionally, Mr. Morrison served as a director of Encore Trust Company from 2005 to 2007 and of Encompass Services, Inc. from 1997 to 2003. He founded Heritage Trust Company in 1979 and served as its CEO until 1990 when he sold it to Northern Trust Bank of Texas. He served as director and chairman of the Trust Committee of Northern Trust Bank of Texas from 1990 until 1992. He co-founded Sentinel Trust Company in 1997 and continues to serve as a consultant to the company and its other founders, and a director and a member of the company's investment committee. From 1998 to 2002, he was chairman of Wing Corporation, a private exploration and production company. Mr. Morrison serves as an independent trustee and consultant in trust, estate, probate and qualified plan matters and also manages oil and gas properties in Texas. He is also a development board member of the University of Texas Houston Health Science Center. He holds a J.D. from the University of Texas School of Law, a graduate degree from the Southern Methodist University Southwestern Graduate School of Banking, Trust Division and a B.B.A. in Accounting from the University of Texas School of Business Administration.

The Board of Directors unanimously recommends a vote FOR the nominees set forth above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's accounting and financial reporting processes and the integrity of the Company's financial statements on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, or any successor rule. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee

William A. Anderson, Chairman
John C. Mihm
Lucian L. Morrison
Thomas E. Williams

*	The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

Audit Fees

The aggregate fees billed by Payne Smith & Jones, P.C. for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2008 and 2007 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years were $154,466 and $140,839, respectively.

Audit-Related Fees

Payne Smith & Jones, P.C. did not render any audit-related professional services for the years ended December 31, 2008 and 2007.

Tax Fees

The aggregate fees billed by Payne Smith & Jones, P.C. for professional services rendered for tax compliance, tax advice and/or tax planning for the years ended December 31, 2008 and 2007 were $6,000 and $5,000, respectively. The fees were for the preparation of the 2007 and 2006 corporate tax returns.

All Other Fees

Payne Smith & Jones, P.C. did not bill any other fees for professional products or services rendered to us, other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the years ended December 31, 2008 and 2007.

The Audit Committee pre-approved all of the audit and non-audit fees described above for the years ended December 31, 2008 and 2007.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, the Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to our chief financial officer or his designee and the Audit Committee and must include a detailed description of the services to be rendered. The chief financial officer or his designee and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee's pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.

Requests or applications for the independent registered public accounting firm to provide services that require case-by-case approval will be submitted to the Audit Committee (or any Audit Committee members who have been delegated pre-approval authority) by the chief financial officer or his designee. Each request or application must include:

•	a recommendation by the chief financial officer (or designee) as to whether the Audit Committee should approve the request or application; and
•	a joint statement of the chief financial officer (or designee) and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC's and the Public Company Accounting Oversight Board's requirements for independence.

The Audit Committee will not permit the independent registered public accounting firm to provide services in connection with a transaction initially recommended by them, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Code and related regulations. The Audit Committee also will not permit the independent registered public accounting firm to provide any services to the extent that the SEC has prohibited the provision of those services by the independent registered public accounting firm, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions;
•	human resources;
•	broker-dealer, investment adviser or investment banking services;
•	legal services; and
•	expert services unrelated to the audit.

The Audit Committee delegated authority to the chairman of the Audit Committee, to:

•	pre-approve any services proposed to be provided by the independent registered public accounting firm and not already pre-approved or prohibited by the Audit Committee's Pre-Approval Policy;
•	increase any authorized fee limit for pre-approved services (but not by more than 20% of the initial amount that was pre-approved) before the Company or its subsidiaries engage the independent registered public accounting firm to perform services for any amount in excess of the fee limit; and
•	investigate further the scope, necessity or advisability of any services as to which pre-approval is sought.

The chairman is required to report any pre-approval or fee increase decisions to the Audit Committee at the next Audit Committee meeting. The Audit Committee does not delegate to management any of the Audit Committee's authority or responsibilities concerning the independent registered public accounting firm's services.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

Lucian Morrison, Donald A. Juckett and William A. Anderson serve on the Compensation Committee. Our independent directors are, and we expect they will continue to be, the only members of the Compensation Committee. None of our directors or executive officers has a relationship with us or any other company that the SEC defines as a compensation committee interlock or insider participation that should be disclosed to stockholders.

Executive Officers

During 2008, our executive officers included:

Name	Position
Michael R. McElwrath	President, Chief Executive Officer and Director
K. Andrew Lai	Chief Financial Officer and Principal Accounting Officer (from October 1, 2008)
Randall D. Keys	Chief Financial Officer (through October 1, 2008)
Phil A. Christian	Chief Operating Officer, President and Country Manager of Far East Energy (Bermuda), Ltd. (from March 12, 2008)
Garry R. Ward(1)	Senior Vice President, Engineering
Alex Yang(1)	Senior Vice President, Exploration and Production

(1)	In December 2008, the Board of Directors reviewed the responsibilities of Garry Ward and Alex Yang with input from management and determined that they are no longer executive officers of the Company. As a result, Messrs. Ward and Yang will not be reported as executive officers in 2009.

Certain information regarding our executive officers has been presented under “Directors, Executive Officers and Corporate Governance — Executive Officers and Board of Directors” of our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis below with management, and based on reviews and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that it be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and this proxy statement.

Compensation Committee

Lucian Morrison, Chairman of the Compensation Committee
William A. Anderson
Donald A. Juckett

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

It is the responsibility of the Compensation Committee of our Board of Directors to set compensation for executive officers and directors, to establish and administer an overall compensation program that promotes the long-term interests of the Company and our stockholders, and to evaluate performance of executive officers.

The Compensation Committee uses information supplied by various sources, including Company management and outside compensation consultants, to assist it in determining compensation for our executive officers. Management's role is primarily to provide information relevant to performance measurement. At the request of the Compensation Committee, our Chief Executive Officer provides informal evaluations of the performance of the executives that report directly to him and may make recommendations as to base compensation and performance awards for these individuals. Additionally, our Chief Executive Officer works with the Compensation Committee in determining appropriate criteria for evaluating individual and company performance. Due to the small size of our company, the Compensation Committee is able to make or specifically approve virtually all decisions regarding executive compensation and, therefore, the delegation of the committee's authority in this regard is very limited.

We have used the compensation consulting firm, Towers Perrin, since 2004. Towers Perrin was selected by the Compensation Committee and reports directly to it. They have performed no other work for us and have no other outside relationship to the Company's directors or officers. For further information, see “Use of Compensation Consultant and Benchmarking.”

Compensation Philosophy and Objectives

In setting overall total compensation for executive officers, the Compensation Committee strives to achieve and balance the following objectives:

•	hiring and retaining executive officers with the background and skills to help us achieve our company's objectives;
•	aligning the goals of executive officers with those of the stockholders and the Company;
•	motivating executive officers to achieve the Company's important short, medium and long-term goals;
•	conserving cash by setting compensation levels consistent with market conditions; and
•	providing sufficient ongoing cash compensation for our employees to meet their personal financial obligations.

The philosophy we use in setting compensation levels and structures is based on the following principles:

•	compensation for our executive officers should be strongly linked to performance;
•	compensation should consist of an increasingly higher percentage of compensation that is at risk and subject to performance-based awards as an executive officer's range of responsibility and ability to influence the Company's results increases;
•	compensation should be fair and competitive in relation to the marketplace and our financial condition;
•	employment security should be used to equalize our employment opportunities with those of more mature companies, to the extent appropriate;
•	sense of ownership and long-term perspective should be reaffirmed through our compensation structure; and
•	outstanding achievement should be recognized.

Setting Executive Compensation

The Compensation Committee annually reviews and approves the base salaries, bonuses and equity awards of our executive officers.

We use a combination of compensation elements in our executive compensation program, including:

•	salaries;
•	cash bonuses;
•	equity awards;
•	post-termination compensation; and
•	benefits.

Salaries and bonuses are our primary forms of cash compensation. We strive to set salaries competitively by utilizing benchmarks as reference points. We try to provide a reasonable amount of cash compensation to our employees to retain their executive talent in a competitive marketplace. We provide short-term incentives by awarding annual cash bonuses determined by the Compensation Committee on a discretionary basis. The bonuses reward achievement of short-term goals and allow us to recognize individual and team achievements. The cash portion of our compensation structure consists of a higher percentage of salary as compared to bonus. Bonuses and equity awards are our two forms of performance-based compensation. We tend to use more equity awards than cash awards for performance-based compensation. As a result of our lower cash bonuses, annual discretionary cash bonuses as a percentage of our cash compensation is relatively low in comparison to the companies surveyed by Towers Perrin.

We provide long-term incentives through equity awards, which have historically consisted of stock options that vest over time. In 2007, we also began to grant awards of restricted stock that vest over time. Equity awards are a non-cash form of compensation. We believe equity awards are an effective way for us to reward achievement of long-term goals, conserve cash resources and create a sense of ownership in our executives. Options become valuable only as long-term goals are achieved and our stock price rises. They provide our executive officers with a personal stake in the performance of the Company's equity even before vesting. Restricted stock awards that vest over time provide similar incentives. A large percentage of the total compensation paid to our executive officers consists of equity awards because we believe this is consistent with our philosophy of paying for performance and requiring more compensation to be at risk for employees at the highest level.

Our executive officers (other than Mr. Keys) have also entered into employment agreements that have defined termination benefits, which we believe, in part, compensate for the potentially lower annual salary at our company as compared to more mature companies by providing security. Our employment agreements as well as our equity awards generally provide compensation to our executive officers if they are terminated within 24 months of a change in control of the Company, which provides employment and financial security to our employees in that situation. The competitive compensation and the employment agreements foster an environment of relative security within which we believe our executives will be able to focus on achieving Company goals. For further discussion of the employment agreements with our executive officers, see “— Compensation Tables and Additional Information — Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table — Employment Agreements with Executive Officers.”

Use of Compensation Consultant and Benchmarking

Towers Perrin provides survey data to the Compensation Committee, which the committee uses to gauge the reasonableness and competitiveness of both total compensation and structure of the compensation package for our executive officers. In February 2008, Towers Perrin provided the Compensation Committee with an analysis of compensation for top executives at certain oil and gas companies, primarily smaller companies with revenues below $175 million. The analysis included a combination of data from the William M. Mercer 2007 Energy Industry Compensation Survey and the Towers Perrin 2007 Oil & Gas Compensation Survey. The Mercer survey included data from more than 200 small to mid-sized companies grouped by size. The Towers Perrin survey included a smaller number of companies that varied in size. All of the companies in the

Mercer and Towers Perrin surveys were energy companies in the exploration and production sector. Towers Perrin used the Mercer survey data for smaller companies to benchmark salaries and its own survey to benchmark short-term and long-term incentives as a percentage of salary.

Towers Perrin also provided compensation data for a selected peer group of publicly traded companies, which the Compensation Committee also used as a reference point to assist in evaluating the reasonableness of certain elements of compensation. Towers Perrin, with the assistance of management, identified fifteen companies in the peer group. These companies were selected for similarity of industry and because management believes that the Company competes with these companies for executive talent. The following companies made up the peer group:

Harvest Natural Resources, Inc.	Toreador Resources Corp.
Clayton Williams Energy, Inc.	PrimeEnergy Corp.
Petroquest Energy Inc.	Transmeridian Exploration Inc.
Callon Petroleum Company	FX Energy Inc.
Endeavour International Corp.	TXCO Resources Inc.
Brigham Exploration Company	Cano Petroleum Inc.
HKN, Inc.	American Oil & Gas Inc.
BPZ Energy, Inc.

Information on the pay practices of the peer group is provided by Towers Perrin to the extent such information is available. The Compensation Committee used its analysis of performance and the survey information in reviewing salaries and equity awards for 2008 and bonuses for 2008 performance for our executive officers. However, the purpose of the analysis and survey information furnished by Towers Perrin is not to supplant the analysis of individual performance and other measures used in the compensation decision process for executive officers. Because this analysis and information is just one of several analytical tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use.

Total Compensation and Description and Allocation of Its Components

Total Compensation.  The Compensation Committee reviews total compensation for executive officers annually when they evaluate existing salaries and determine annual cash bonuses. The committee evaluates survey data provided by Towers Perrin to assist in determining the appropriate total compensation for each officer.

The Compensation Committee blends the components of compensation to achieve a total compensation package that is weighted toward the equity component. Total compensation for each officer, with some variation, was between the 25th and the 50th percentile of the total compensation of the companies in the survey data provided by Towers Perrin. The cash components of compensation, which constitute a smaller percentage of total compensation, were near or below the 25th percentile. Of the two cash components, salary was generally at or near the 25th or the 50th percentile and cash bonus opportunities were below the 25th percentile. This is consistent with our objective of emphasizing equity awards and conserving cash. Our level of cash compensation also reflects a key difference between our company and other companies in the survey. Our company is in the development stage while the surveyed companies are generally revenue producing and therefore may be less concerned about conserving their cash resources.

Equity awards for executive officers have historically constituted a larger percentage of total compensation. In 2008, equity awards were between the 25th and the 50th percentile based on the survey data provided by Towers Perrin. During 2008, the Company granted both options and restricted stock to executive officers. For further information, see “2008 Summary Compensation Table,” “2008 Grants of Plan-Based Awards Table” and “Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table.”

Decisions regarding salary increases, bonus awards and equity awards are ultimately at the discretion of the Compensation Committee. However, in making these decisions, the committee considers the achievements of the Company in the previous fiscal year, the obstacles overcome in our exploration efforts, the progress toward commercial gas production and revenues, and whether expenditures have been reasonably managed.

In addition to the Company's achievements, the Compensation Committee reviews the accomplishments and performance of the individual executive officers. For 2008, in reviewing company and individual performance and as part of the determination of compensation, the Compensation Committee considered, among other things, the following company performance factors and individual performance factors:

Company Performance Factors

•	level of production of CBM gas, if any; and
•	changes in the Company's share price.

Individual Performance Factors

•	development and implementation of strategic plans related to the executive officer's responsibilities;
•	improvement of the Company's and our executive officer's relationships with CUCBM and other constituencies;
•	improvement of data management and technical analysis;
•	control of drilling and exploration costs;
•	creation of an overall development plan for the Shouyang Block in Shanxi Province of China;
•	provision of relevant operational and production updates to executive team and the Board of Directors, as appropriate;
•	completion of successful capital raising at an appropriate level to meet upcoming operational needs; and
•	maintenance of effective investor relations and outreach to potential investors.

During its review of the 2008 performance criteria, the Compensation Committee gave approximately one-third of the weight of its evaluation of the executive officer based on company performance measures. The remainder of the evaluation of the executive officer was based on the individual performance factors and other considerations. These performance measures were also discussed with the applicable executive officers. The performance criteria had a significant impact on the Compensation Committee's decisions regarding discretionary bonuses for 2008, although they were not determinative in those decisions. The committee also considered the 2007 performance criteria in determining salary increases in 2008.

In 2009, the Compensation Committee plans to continue to utilize guidelines under which performance at the executive level can be measured with simplicity and transparency and performance awards can be granted in relation to those performance measures. For a development stage company, appropriate, reliable performance measures can be difficult to identify. However, we will seek to identify measurements that are appropriate to a development stage company and which will relate to the achievement of Company goals, particularly in the areas of drilling and production and appropriate management of our cash resources. For 2009, the Compensation Committee set performance measures based on both Company and individual performance factors and adopted target bonuses based on a percentage of the executive's base salary. The maximum bonus that an executive may earn was set at a specified percentage of the executive's base salary. The executive may earn that maximum bonus or percentage of salary only if the company and individual performance factors for the year are fully met. Otherwise, the bonus actually earned will fall short of the maximum potential bonus achievable for the year and will be reduced based upon the committee's evaluation of company and individual performance factors for each of the executive officers. The committee believes these performance measures will be very strong factors in making bonus decisions and may influence salary adjustments and equity awards. In 2009, the Compensation Committee will include our safety record as one of the Company performance factors and will consider stock price in the evaluation of individual performance. The Compensation Committee plans to continue to use its discretion in making these compensation decisions.

Salaries.  The Compensation Committee reviews salaries for our executive officers annually near the beginning of the year and adjustments to salaries, if any, have historically been made effective as of January 1 of that year. Initial base salaries are set forth in the executive's employment agreement. The level of salary is determined by market factors when the executive officer is hired and are adjusted as necessary during the annual review of salary. Infrequently, specific circumstances may prompt a salary change outside the usual review schedule. The Compensation Committee evaluates adjustments to salary based, in part, on the survey and peer group data provided by Towers Perrin and the company and individual performance criteria. If an executive has changed or increased his level of responsibility within the Company, the Compensation Committee also considers a commensurate change in salary.

In February 2008, the Compensation Committee approved salary increases of 5% for each of Michael R. McElwrath, Garry Ward and Zhendong “Alex” Yang. These increases were made to maintain market competitiveness and to adjust for increases in cost of living based on available market comparison data, and were at rates consistent with or below salary rate increases at the Company generally. In September 2008, Mr. Yang's annual salary was increased from $156,500 to $182,420 in conjunction with his move to work for the Company in China. Additionally, Mr. Lai's salary was increased from $150,000 to $195,000 in conjunction with his promotion and appointment to Chief Financial Officer. The Compensation Committee determined not to make any salary increases for 2009 for our executive officers.

Bonuses.  The Compensation Committee awards cash bonuses each year, typically early in the first quarter, for performance during the previous fiscal year. We are required to pay a minimum bonus of $40,000 per annum to our Chief Executive Officer pursuant to his employment agreement with the Company, and certain bonuses related to foreign service for executives working in China. Additionally, each year under the terms of the Company's employment agreements with Mr. Yang and Mr. Christian, the Company is obligated to pay 20% of each officer's base salary as an international service bonus for the service of these executives in China. Other than contractual bonuses, the amount of each bonus has ultimately been a discretionary determination, based on the events and accomplishments of the year. The Compensation Committee determined not to award any cash bonuses for the 2008 performance period other than any minimum bonus required to be paid under the terms of the Company's employment agreements.

In determining discretionary bonuses, the Compensation Committee generally awards cash bonuses that are towards the lower end of the range for oil and gas companies in the survey data provided by Towers Perrin. This is accomplished by setting a maximum bonus range as a percentage of salary and, through the 2007 performance period, this percentage has not exceeded 65%. To date, no executive officer has been awarded a bonus equal to the officer's maximum bonus because the Compensation Committee has determined that the performance of the Company's executive officers has not fully met the performance expectations with respect to the Company and individual performance factors. However, the Compensation Committee continues to use its discretion in making these compensation decisions. The committee may consider granting retention bonuses in the future but does not currently intend to award additional retention bonuses.

Equity Awards.  Equity awards are an important component in our compensation structure, particularly because we are a development stage company and it is important for us to conserve cash resources. Equity awards may be granted at a date other than the date that salary and bonus decisions are made but are typically granted during the first quarter of the year. Until recently, we granted only awards of non-qualified stock options. In 2007, the Compensation Committee began to use restricted stock grants in addition to the traditional use of option grants and has continued to grant restricted stock in 2008.

Choice of Equity Vehicles.   We use grants of options to purchase our common stock for the equity awards granted to our executive officers. Stock options effectively align our executives' goals with those of stockholders and motivate executive officers to achieve our long-term goals. Our option agreements typically include both time-vesting and termination forfeiture terms, which assist us in inducing the employment and retention of executive officers by providing a financial incentive related to retention. The Compensation Committee plans to continue to utilize options awards.

In addition, the Compensation Committee also utilizes restricted stock for equity awards. The committee considered that the use of this form of equity in some cases, rather than options, would reduce dilution to our existing stockholders, provide equity participation in our company to these executives and reduce the overall number of shares granted. The Compensation Committee believes that decreasing the dilutive effect related to our equity awards will assist in preserving the economic value of our existing stockholders. The committee also believes that shares of time-vesting restricted stock will encourage achievement of long-term goals and retention of key executives in a similar manner as option awards. The Compensation Committee plans to continue to grant options and/or restricted stock in the future to our executive officers.

Determining the Size of the Equity Award.  We use equity awards as both a reward for past performance and an incentive for future performance. The Compensation Committee has historically approved discretionary equity award grants to executive officers during the first quarter of the year.

Each of our executive officers received a grant of equity awards upon joining the Company, providing them with an initial equity stake and a long-term incentive. The size of these initial grants is determined primarily by market factors, with such grants offered as an inducement to accept our offer of employment. Although it has typically granted additional awards annually, the Compensation Committee is not bound to make continuing equity awards to executive officers, and in fact, does not in every case. Factors considered by the committee in determining whether an executive receives an award of options and/or restricted stock and the size and vesting schedule of that award include the following:

•	the performance indicators and the events and accomplishments used to determine total compensation, as described above;
•	the cumulative number of shares and terms (including option exercise price) of previous equity awards, which may, in the view of the Compensation Committee, be sufficient to achieve the goals of the equity award program for a given individual, without supplement in a particular year;
•	the estimated fair value of the award (using the Black-Scholes option pricing model for options) and its impact on the executive's total compensation;
•	the estimated impact of the expense of the award on reported income in the year of the award and subsequent years;
•	the stockholder dilution, including overhang of existing options and warrants for our common stock;
•	the shares remaining available for grants under the 2005 Plan;
•	the tax consequences related to the vesting of the equity awards; and
•	the review of equity award data for comparable companies as provided by Towers Perrin.

2005 Stock Incentive Plan Awards.  Since its approval by our stockholders in 2005, with certain exceptions described below, we have granted options and restricted shares to executive officers under the 2005 Plan. Our grants to executive officers under the 2005 Plan have historically had a vesting period of three to four years from date of grant and a term of up to ten years. Typically, our option awards provide for forfeiture of unexercised options after a period of 60 to 90 days after the applicable executive's termination of employment with the Company.

Awards Granted Outside the 2005 Plan.  Prior to the adoption of the 2005 Plan, grants of options to executives included varying terms, some differing from the above. Since the adoption of the 2005 Plan, we generally do not grant any awards outside the 2005 Plan except for inducement equity awards. These awards contained terms similar to those made under the 2005 Plan. The Compensation Committee may continue to grant options and/or restricted stock outside of the 2005 Plan, particularly for inducement grants to newly appointed executive officers and directors.

Expense Recognition.  All compensatory options and restricted stock are expensed over time in accordance with generally accepted accounting principles. For information on the equity award expense recognized in 2008 for each executive officer, see “2008 Summary Compensation Table — Option Awards” and “2008 Summary Compensation Table — Restricted Stock Awards.” For further details regarding 2008 equity grants to our named executive officers, see the “2008 Grants of Plan-Based Awards” table. For further information on the 2005 Plan, see “Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table — 2005 Stock Incentive Plan” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Equity Compensation Plan Information.”

Procedures for Granting Equity Awards.  We have generally granted any equity awards to our executive officers annually during the first quarter of each fiscal year or at employment. Since the adoption of the 2005 Plan, options are dated and assigned exercise prices as of the nearest trading date to the meeting of the Compensation Committee in which such awards were approved. Exercise prices for option grants during 2008 have been set at the fair market value on the date of grant or higher. For purposes of determining exercise prices for our stock option awards, the fair market value of our common stock, on a given date, means the average of the closing bid and asked prices of the shares of common stock as reported that day on the OTC Bulletin Board. We intend to continue this practice. We attempt to avoid issuing options near the time of any expected significant movement in our stock price by taking care, within reason, not to schedule these meetings in proximity to upcoming or recent announcements of significance, such as earnings releases or other public announcements relating to current or future profitability. Scheduling of meetings of the Compensation Committee is also impacted by availability of personnel and the need to make timely hiring decisions and cannot be perfectly aligned with regard to public announcements. Under the 2005 Plan, the Chief Executive Officer, as long as he is a member of the Board, has the authority to grant equity awards of up to an aggregate of 200,000 shares of common stock in each calendar year to employees that are not subject to the rules promulgated under Section 16 of the Exchange Act. The exercise price for such grants made by the Chief Executive Officer are to be based on the date the award agreement is signed, which is as soon as possible after the decision to make the award is settled. In practice, all awards have usually been approved by the Compensation Committee.

Awards have also been granted to new executive officers and incumbent directors on or near the date of hire or election. Our current practice is to grant, date and price options to new executives on the date of hire, which is not the date of their acceptance of our offer of employment, but rather, the first day they report for work at the Company. During 2008, the Compensation Committee also granted restricted stock as an inducement of employment for new executive officers. Similar to option awards, our current practice is to grant and date restricted stock awards on the first day the executive reports for work at the Company. Grants to newly elected directors are generally awarded at the first meeting of the Compensation Committee after their election. In April 2009, the Compensation Committee awarded 450,000, 300,000 and 50,000 shares of restricted stock and options to purchase up to 260,000, 100,000 and 100,000 shares of common stock to Messrs. McElwrath, Christian and Lai, respectively. All of the options granted in April 2009 (except for options to purchase up to 110,000 shares of common stock granted to Mr. McElwrath which had an exercise price of $0.65 per share) had an exercise price of $0.275 per share.

Post Termination Compensation.  We have employment agreements with all of our named executive officers. However, the Company did not have an employment agreement with Mr. Keys, the Company's former Chief Financial Officer. All of our executive employment contracts provide some form of termination benefits. As a development stage company whose future may be uncertain, we believe it is necessary to provide contractual assurance of continued employment to our executives, and that without such assurances, our recruitment efforts would not be as successful.

Our executive employment agreements provide for termination benefits, including in certain cases upon a change in control. These clauses assist us in attracting and retaining executive officers and are designed to provide stable leadership for the Company during any potential or actual change of control. With the assurance of these benefits, we believe our executives will be better able to objectively evaluate offers to purchase the Company or other forms of potential change of control. The clauses also encourage continuation of the leadership and experience of our key executives after a change in control, at least through a period of transition.

For further discussion of the terms of each employment agreement, see “Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table — Employment Agreements with Named Executive Officers.”

Perquisites and Other Benefits.  We provide health insurance to our executive officers, which is the same as that provided to our other U.S. employees. We also provide matching contributions for those U.S. employees who contribute to a Simple Individual Retirement Account (“Simple IRA”), matching up to 3% of annual salary, subject to certain caps provided by tax regulation. These benefits were approved by the Compensation Committee when adopted. We also provide additional pay to our U.S. executive officers working in China to compensate those executives for living outside the U.S. The additional payments will be determined based on what we believe market compensation is when each is hired.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan. All compensation awarded to our executive officers in 2008 is expected to be tax deductible. The Compensation Committee considers such deductibility and the potential cost to the Company when granting awards and considering salary changes.

We account for equity awards under the provisions of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS No. 123(R)”). We charge the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period. The fair value of options is measured using the Black-Scholes option pricing model. The fair value of restricted stock awards is measured by the closing price of our common stock on the date of the award, with no discount for vesting period or other restrictions. The compensation expense to the Company under FAS No. 123(R) is one of the factors the Compensation Committee considers in determining equity awards to be granted, and also may influence the vesting period chosen.

As a result of the resignation of Randall D. Keys during 2008, Mr. Keys forfeited options to purchase up to 340,000 shares of common stock.

Chief Executive Officer Compensation

For 2008, the compensation of our Chief Executive Officer, Michael R. McElwrath, compares to the survey data provided by Towers Perrin as follows:

Component	Percentile
Salary	Between the 25th and 50th
Annual cash bonus	Below the 25th
Equity award	Between the 25th and 50th
Total	Below the 25th

The comparison of Mr. McElwrath's compensation to the benchmarks is similar to that of our other executive officers. Of Mr. McElwrath's 2008 total compensation, 36% was attributable to the elements of salary and annual cash bonus and 64% to non-cash equity elements. For other executive officers, the cash elements ranged from 50% to 71% of total compensation, with the exception of our officers working outside the U.S., whose cash elements comprised a higher percentage of their total compensation. The allocation between cash and non-cash compensation for our executive officers was within the range of allocations that the Compensation Committee considers appropriate.

COMPENSATION TABLES AND ADDITIONAL INFORMATION

The following table sets forth a summary of compensation paid to our Chief Executive Officer, Chief Financial Officer, and three other most highly paid persons serving as executive officers (the “Named Executive Officers”) for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(1)		All Other Compensation		Total
Michael R. McElwrath President and Chief Executive Officer	2008	$330,750	$40,000	(2)	$467,383		$216,164		$10,500	(4)	$1,064,797
	2007	315,000	128,993		103,694		458,276		27,129		1,033,092
	2006	300,000	100,000		—		637,110		10,001		1,047,111
K. Andrew Lai Chief Financial Officer	2008	161,250	—		14,775	(3)	51,300	(3)	4,125	(4)	231,450
Randall D. Keys(5) Former Chief Financial Officer	2008	166,750	—		52,500		88,558		6,860	(4)	314,668
	2007	62,500	12,938		52,500		92,772		44,875		265,585

Phil A. Christian President, COO Far East Energy (Bermuda), Ltd.	2008	184,556	36,911	(2)	73,800	(3)	64,722	(3)	276,903	(6)	636,893
Garry R. Ward Senior Vice President, Engineering	2008	171,791	—		116,905		55,010		—		343,706
	2007	163,611	19,756		4,370		45,515		—		233,252
	2006	155,820	23,373		—		193,468		—		372,661
Zhendong “Alex” Yang Senior Vice President, Exploration	2008	170,904	11,148	(2)	10,275		27,366		47,747	(7)	267,440
	2007	156,450	26,010		—		27,066		5,364		214,890
	2006	149,000	22,350		—		260,800		5,070		437,220

(1)	The amounts in this column reflect the recognized value of stock or option awards, as applicable, granted to each Named Executive Officer through the end of fiscal year 2008 as determined in accordance with FAS 123R. See Note 9 to the consolidated financial statements included in Part II of our annual report on Form 10-K for the fiscal year ended December 31, 2008 for assumptions used in valuing these awards and the methodology for recognizing the related expense. The expense, as presented in accordance with the SEC rules in this table, has been modified to eliminate forfeiture assumptions related to service-based vesting conditions in computing the expense for unforfeited awards, and to reverse previously reported executive compensation expense for awards forfeited during the year. All options awards are for the purchase of our common stock. Stock awards are grants of restricted stock representing time-vesting shares. As a result of his resignation during 2008, Mr. Keys forfeited options to purchase up to 340,000 shares of common stock.
(2)	The bonuses of $40,000, $36,911 and $11,148 for Messrs. McElwrath, Christian and Yang are for service in 2008 and are required under the terms of their employment agreements.
(3)	On October 1, 2008, Mr. Lai was granted 45,000 shares of restricted stock and options to purchase up to 100,000 shares of common stock in conjunction with his appointment as Chief Financial Officer. On March 12, 2008, Mr. Christian was granted 120,000 shares of restricted stock and options to purchase up to 500,000 shares of common stock in connection with his retention as President and Chief Operating Officer of Far East Energy (Bermuda), Ltd. (“FEEB”). The restricted stock terms of both Messrs. Lai and Christian reflect the Company's 2005 Plan.
(4)	Represents the cost of matching funds to the Named Executive Officer's Simple IRA.
(5)	Mr. Keys was Chief Financial Officer from October 1, 2007 through October 1, 2008. There were no severance or other payments made to Mr. Keys in connection with his separation.

(6)	Mr. Christian's other compensation includes $59,846 for housing in China, $55,930 for the expenses of two cars and two drivers, $40,860 for tax equalization, $73,505 for relocation expenses, $24,073 for vacation and home leave travel and $22,689 for the education of Mr. Christian's children while living in China. The cost of the two cars and two drivers include vehicle leasing and maintenance expense, payroll, tolls, and fuel. No allocation of the costs related to the use of the cars and drivers has been made between personal use and business travel within China.
(7)	Mr. Yang's other compensation includes $14,988 for housing in China, $11,780 for tax equalization, $10,000 for vacation and home leave travel, $6,744 for the expense of a car and driver, and $4,235 for the cost of matching funds to Mr. Yang's Simple IRA. The cost of the car and driver includes vehicle leasing and maintenance expense, payroll, tolls, and fuel. No allocation of the costs related to the use of the cars and drivers has been made between personal use and business travel within China.

2008 Grants of Plan-Based Awards

The following table provides information on equity awards granted during 2008:

Name	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Michael R. McElwrath	02/11/08	135,000				92,475
	02/11/08			540,000	0.69	251,640
K. Andrew Lai	02/11/08	45,000				30,825
	02/11/08			180,000	0.69	83,880
	10/01/08	45,000	(3)			13,500
	10/01/08			100,000	0.30	21,300
Phil A. Christian	03/12/08	120,000	(3)			73,800
	03/12/08			500,000	0.62	208,500
Garry R. Ward	02/11/08	45,000				30,825
	02/11/08			135,000	0.69	62,910
Zhendong “Alex” Yang	02/11/08	45,000				30,825
	02/11/08			135,000	0.69	62,910

(1)	Awards granted on February 11, 2008 are related to the 2007 performance period.
(2)	All option awards and restricted stock awards were granted under the 2005 Plan, except for the option award granted to Mr. Christian which was an inducement award and was granted outside the 2005 Plan. This award carried terms similar to those made under the 2005 Plan. The exercise price of all the options granted under the 2005 Plan was equal to the fair market value of our common stock on the date of grant. The fair market value, on a given date, means the average of the closing bid and asked price of our common stock as reported that day on the OTC Bulletin Board.
(3)	On October 1, 2008, Mr. Lai was granted 45,000 shares of restricted stock and options to purchase up to 100,000 shares of common stock in conjunction with his retention as Chief Financial Officer. On March 12, 2008, Mr. Christian was granted 120,000 shares of restricted stock and options to purchase up to 500,000 shares of common stock in conjunction with his retention as President and Chief Operating Officer of FEEB.

Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table

Employment Agreements with Name Executive Officers

We have employment agreements with our Named Executive Officers (except for Randall D. Keys) and those agreements are summarized below.

Agreement with Michael R. McElwrath.  On December 23, 2004, the Company entered into an amended and restated employment agreement with Mr. McElwrath. On May 18, 2009, the Company amended the agreement by extending the term to October 13, 2012. The employment agreement provides that Mr. McElwrath will receive performance bonuses of not less than $20,000 payable on or before the 13th of April and October of each year. Mr. McElwrath's annual base salary for 2008 was increased to $330,750 from $315,000.

Unless further extended, the employment agreement for Mr. McElwrath terminates on October 13, 2010. The employment agreement provides that if Mr. McElwrath is terminated by the Company for Cause (as defined in the employment agreement), the Company will pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he will be entitled for a period of three months after termination to exercise all options granted to him under his employment agreement or otherwise to the extent vested and exercisable on the date of termination unless otherwise provided in Mr. McElwrath's option agreements. Subsequent to the three-month post-termination exercise period, remaining unexercised options will be forfeited.

If Mr. McElwrath's employment is terminated by the Company (other than as a result of death, Disability (as defined in his employment agreement) or Cause), or if he terminates his employment for Good Reason (as defined in his employment agreement), he shall be entitled to the following:

•	a lump sum payment of two times the sum of his base salary and bonus paid during the immediately preceding twelve-month period;
•	continued participation in all employee benefit plans, programs or arrangements available to the Company's executive officers in which the executive was participating on the date of termination for a specified period of time following termination;
•	for a period of three years following the termination date, the exercise of all options and restricted stock awards granted to him to the extent vested and exercisable at the date of termination of his employment (after the three year period is completed, remaining unexercised options will be forfeited); and
•	certain gross-up payments for any excise taxes.

Notwithstanding the foregoing, if Mr. McElwrath's termination of employment by the Company (other than for death, Cause or Disability) or by him for Good Reason occurs within 24 months following a Change of Control (as defined in the employment agreement), then he will be entitled to a lump sum payment of three times the sum of his base salary and bonus during the immediately preceding twelve-month period and all options and restricted stock granted to him will immediately vest and become exercisable as of the date of termination. After a period of three years following the termination date, all remaining unexercised options will be forfeited. The employment agreement also entitles Mr. McElwrath to certain gross up payments for excise taxes in the event of a Change of Control.

If Mr. McElwrath's employment is terminated as a result of death or Disability, the Company will pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he or his estate will be entitled to exercise all options granted to him regardless of whether or not the option or restricted stock is vested on the date of termination. Mr. McElwrath or his estate may exercise any of the options or restricted stock that vest on the date of termination for a period of three years, after which time the awards are forfeited.

Mr. McElwrath's employment agreement contains no covenant-not-to-compete or similar restrictions after termination.

Arrangement with Randall D. Keys.  Mr. Keys was appointed as Chief Financial Officer on October 1, 2007 and he continued to serve as Chief Financial Officer until October 1, 2008. He had no employment contract with us. Mr. Keys' annual base salary was $250,000 and he was also eligible to receive discretionary bonuses as determined by the Compensation Committee. In the event that Mr. Keys' employment with the Company and its subsidiaries had been terminated upon or within 24 months of a Change of Control (as defined in the 2005 Plan), all options and restricted stock granted to Mr. Keys would have been immediately and fully vested and exercisable as of the date of termination. Mr. Keys resigned as Chief Financial Officer of the Company on October 1, 2008. He received no compensation in connection with his resignation.

Agreement with Phil A. Christian.  On March 12, 2008, Far East Energy (Bermuda), Ltd. (“FEEB”) entered into an employment agreement with Mr. Christian pursuant to which Mr. Christian serves as FEEB’s President, Chief Operating Officer and Country Manager. The employment agreement will terminate on March 12, 2010, unless extended or earlier terminated. Under the terms of the agreement, Mr. Christian will receive an annual base salary of $230,000 and, while he is employed with FEEB in China, an international service bonus of 20% of Mr. Christian’s base salary per year, a housing allowance of up to $100,000 per year, a moving allowance, reimbursement for up to $30,000 for certain travel expense between China and the United States and reimbursement of up to $40,000 of education expenses for his children. He may also receive discretionary bonuses as determined by the Compensation Committee of the Company. Generally, Mr. Christian will also receive a tax equalization payment to the extent the amount Mr. Christian actually pays for income taxes exceeds the United States income tax and social security tax he would have paid as a citizen of the United States while he is employed with FEEB in China. If Mr. Christian’s employment is terminated without Cause (as defined in the employment agreement) or for Good Reason (as defined in the employment agreement), he will receive a severance payment of 100% of his annual base salary; provided that if Mr. Christian’s employment is so terminated on or within 24 months of a change in control (as defined in the employment agreement), he will receive a severance payment of 200% of his annual base salary.

Mr. Christian’s employment agreement contains no covenant-not-to-compete or similar restrictions after termination.

Agreement with K. Andrew Lai.  On October 1, 2008, the Company entered into an amended and restated employment agreement (the “Agreement”) with Mr. Lai pursuant to which Mr. Lai will serve as the Company's Chief Financial Officer effective October 1, 2008. The Agreement will terminate on October 1, 2010, unless extended or earlier terminated. Pursuant to the Agreement, Mr. Lai's base salary is $195,000. He may also receive discretionary bonuses in an amount up to 45% of his base salary. In conjunction with his appointment as Chief Financial Officer, Mr. Lai also received options to purchase up to 100,000 shares of the Company's common stock and 45,000 shares of restricted stock. If Mr. Lai's employment is terminated without Cause (as defined in the amended and restated employment agreement) or for Good Reason (as defined in the amended and restated employment agreement), he will receive a severance payment of 100% of his annual base salary; provided that if Mr. Lai's employment is so terminated on or within 24 months of a Change in Control (as defined in the amended and restated employment agreement), he will receive a severance payment of 200% of his annual base salary. If Mr. Lai's employment is terminated as a result of death or Disability (as defined in the amended and restated employment agreement), the Company will pay his base salary which would have been payable to Mr. Lai through the date his employment is terminated and all amounts actually earned, accrued or owing as of the date of termination. If Mr. Lai's employment is terminated for Cause or Mr. Lai voluntarily terminates his employment, the Company will pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he will be entitled for a period of three months after termination to exercise all options granted to him under his employment agreement or otherwise to the extent vested and exercisable on the date of termination.

Mr. Lai's employment agreement contains no covenant-not-to-compete or similar restrictions after termination.

Agreement with Garry R. Ward.  On February 1, 2004, the Company entered into an employment agreement with Mr. Ward whereby Mr. Ward serves as the Senior Vice President of Engineering for a term of five years unless sooner terminated. Mr. Ward's employment agreement expired by its terms on January 31, 2009. Mr. Ward will receive an annual base salary of at least $140,000. Mr. Ward's annual base salary for 2008 was $171,791. Subject to management's discretion, Mr. Ward would have been eligible to receive annual bonuses in an amount equal to 20% to 25% of his annual base salary at the time of payment. If Mr. Ward were terminated by the Company for any reason other than Cause or is terminated after a Change in Control (as such terms are defined in the employment agreement), the Company will pay him a single lump-sum severance payment of $50,000. If Mr. Ward's employment were terminated without Cause, he would have retained all of his rights in, and ownership of, all stock options vested as of the date of termination or that would vest within

30 days following the date of termination. Additionally, in the event that Mr. Ward's employment with the Company and its subsidiaries were terminated upon or within 24 months of a Change of Control (as defined in the 2005 Plan), all options and restricted stock granted to Mr. Ward shall be immediately and fully vested and exercisable as of the date of termination. Mr. Ward's agreement includes a covenant-not-to-compete and a confidentiality provision, each of which apply for one year after termination. In December 2008, the Board of Directors reviewed the responsibilities of Mr. Ward with input from discussion with management and considered whether he was performing policy making function for the Company. Upon completion of the review, the Board of Directors determined that Mr. Ward was not performing any policy making function and, therefore, is not an executive officer of the Company.

Agreement with Zhendong “Alex” Yang.  On November 1, 2003, the Company entered into an employment agreement with Dr. Yang. The term of the employment agreement is five years unless sooner terminated. Dr. Yang will receive an annual base salary of at least $126,000. In the event that Dr. Yang's employment with the Company and its subsidiaries is terminated upon or within 24 months of a Change of Control (as defined in the 2005 Plan), all options granted to Dr. Yang shall be immediately and fully vested and exercisable as of the date of termination. Dr. Yang's agreement includes a covenant not to compete and a confidentiality provision, each of which apply for one year after termination. On September 10, 2008, Dr. Yang entered into an amended and restated employment agreement with the Company. The agreement will terminate on September 10, 2010, unless extended or earlier terminated. The Agreement provides that Dr. Yang will serve as the Senior Vice President — Exploration of Far East Energy (Bermuda) Ltd., a wholly-owned subsidiary of the Company (“FEEB”), and will work in China. Prior to entering into the agreement and relocating to China, Dr. Yang served as the Senior Vice President — Exploration of the Company. Pursuant to the amended and restated employment agreement, Dr. Yang will receive an initial base salary of $182,420 and, while he is employed with FEEB in China, an international service bonus equal to 20% of his base salary, a housing allowance of up to $60,000 per year, a moving allowance and reimbursement for up to $30,000 for certain travel expenses per year. He may also receive discretionary bonuses as determined by the Compensation Committee of the Company. Generally, Dr. Yang will also receive a tax equalization payment to the extent the amount Dr. Yang actually pays for income taxes exceeds the United States income tax he would have paid as a citizen of the United States while he is employed with FEEB in China. If Dr. Yang's employment is terminated without cause (as defined in the amended and restated employment agreement), he will receive a lump sum payment of $50,000. In December 2008, the Board of Directors reviewed the responsibilities of Dr. Yang with input from discussion with management and considered whether he was performing policy making function for the Company. Upon completion of the review, the Board of Directors determined Dr. Yang was not performing any policy making function and, therefore, is not an executive officer of the Company.

2005 Stock Incentive Plan

On May 27, 2005, the Company's stockholders approved the 2005 Plan. At the Company's annual meeting held on December 7, 2007, its stockholders approved amendments to the 2005 Plan (1) to increase the number of shares available from 3,500,000 to 7,500,000, (2) to increase the number of shares that may be granted as restricted stock units or any other stock based awards from 900,000 to 2,400,000 shares and (3) to add a provision prohibiting the repricing of options issued under the 2005 Plan without stockholder approval. Unless sooner terminated by the Board of Directors or the Compensation Committee, the 2005 Plan will terminate on May 27, 2015. The 2005 Plan permits the Compensation Committee to grant stock options, including incentive stock options (“ISOs”) and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards.

The purpose of the 2005 Plan is to (1) aid the Company in attracting, securing and retaining employees of outstanding ability, (2) attract members to the Board of Directors, (3) attract consultants to provide services to the Company, as needed, and (4) motivate such persons to exert their best efforts on behalf of the Company.

The 2005 Plan is administered by the Compensation Committee. The 2005 Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may authorize him or her to grant awards of up to an aggregate of 200,000 shares of common stock in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act.

The maximum number of shares of common stock with respect to which awards may be granted is 7,500,000 shares (subject to adjustment in accordance with the provisions of the 2005 Plan). The total number of shares of common stock that will be available for grants of ISOs is 2,600,000 shares and the total number of shares of common stock that will be available for grants of unrestricted shares of common stock, restricted stock, restricted stock units or any other stock-based awards is 2,400,000 shares. The maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 1,500,000 shares. The 2005 Plan also provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2005 Plan) for any fiscal year of the Company will be $1,000,000. Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the Plan.

With respect to any options that are awarded, the exercise price pursuant to which common stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value (as defined in the 2005 Plan) of the common stock on the date the option is granted. Under the 2005 Plan, fair market value, on a given day, is defined as the mean of the closing bid and asked prices of the common shares as reported that day on the OTC Bulletin Board. No option shall be exercisable more than 10 years after the date of grant. The 2005 Plan also grants the Compensation Committee discretion to accelerate vesting or extend the time available for exercise of options after termination of an executive so long as termination is not for cause (as determined by the Compensation Committee).

Outstanding Equity Awards at Fiscal Year-End 2008

The following table sets forth the number of unexercised options segregated by those that were exercisable and those that were unexercisable as of December 31, 2008, and the number of vested and unvested shares of restricted stock.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael R. McElwrath	01/29/02	60,000	—	(1)	0.65	01/29/12	—		—
	10/13/03	480,000	—	(1)	0.65	10/13/13	—		—
	12/23/04	200,000	—		2.00	12/23/09	—		—
	02/02/06	300,000	200,000	(1)	2.00	02/02/16	—		—
	12/27/07	500,000	—	(1)	1.30	10/13/13	—		—
	12/27/07	160,000	—	(1)	0.65	12/31/09	—		—
	03/21/07	—	—		—	—	300,000	(2)	54,000
	02/11/08	—	—		—	—	135,000	(2)	24,300
	02/11/08	—	540,000	(2)	0.69	02/10/18	—		—
K. Andrew Lai	01/29/07	56,000	84,000	(1)	0.79	01/29/17	—		—
	02/11/08	—	180,000	(2)	0.69	02/10/18	—		—
	02/11/08	—	—		—	—	45,000	(2)	8,100
	10/01/08	33,333	66,670	(3)	0.30	10/01/18	—		—
	10/01/08	—	—		—	—	30,000	(3)	5,400
Randall D. Keys	06/18/04	400,000	—	(4)	2.00	06/18/14	—		—
	10/01/07	150,000	—	(5)	1.05	10/01/17	—		—
Phil A. Christian	03/12/08	—	500,000	(2)	0.615	03/12/18	—		—
Garry R. Ward	02/01/04	100,000	—	(1)	2.00	02/01/14	—		—
	12/23/04	200,000	—	(1)	2.00	12/23/14	—		—
	02/02/06	30,000	20,000	(1)	2.00	02/02/16	—		—
	03/13/07	16,665	33,335	(2)	0.875	03/13/17	—		—
	12/19/07	300,000	—	(1)	2.37	02/01/14	—		—
	02/11/08	—	—				45,000	(2)	8,100
	02/11/08	—	135,000	(2)	0.69	02/10/18	—		—
Zhendong “Alex” Yang	08/08/03	320,000	—	(1)	0.65	01/29/09	—		—
	03/13/07	10,000	20,000	(2)	0.875	03/13/17	—		—
	02/11/08	—	—		—	—	45,000	(2)	8,100
	02/11/08	—	135,000	(2)	0.685	02/10/18	—		—

(1)	These options vest 20% on grant date, and 20% on each grant date anniversary thereafter.
(2)	This grant of restricted stock or options, as applicable, will vest in three equal annual installments beginning on the first anniversary date of the grant.
(3)	On October 1, 2008, Mr. Lai was granted 45,000 shares of restricted stock and options to purchase up to 100,000 shares of common stock in conjunction with his appointment as Chief Financial Officer. Both the shares of restricted stock and options vest in three equal installments beginning on grant date, and on each grant date anniversary thereafter. The restricted stock vest in three equal installments beginning on grant date and the two subsequent anniversaries thereof.

(4)	These options vested 25% on grant date, and 25% on each grant date anniversary thereafter. On January 14, 2009, the original expiration date of June 18, 2009 of these options was extended to June 18, 2014.
(5)	As a result of the resignation of Mr. Keys during 2008, Mr. Keys forfeited options to purchase up to 40,000 shares of common stock awarded on January 25, 2007 and forfeited options to purchase up to 300,000 of 450,000 shares of common stock awarded October 1, 2007.

2008 Stock Option and Restricted Stock Vested Table

The following table summarizes certain information regarding vesting of restricted stock during fiscal year 2008 for each of the Named Executive Officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael R. McElwrath	488,542	$263,620
K. Andrew Lai	15,000	4,500
Randall D. Keys	100,000	49,000
Phil A. Christian	120,000	33,600
Garry R. Ward	115,625	57,234

No stock options were exercised during 2008.

Potential Payments Upon Termination or Change in Control

For a description of the potential payments to our Named Executive Officers upon termination or a change in control, see “Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table — Employment Agreements with Executive Officers” above. For further discussion of the determination of termination benefits, see “Compensation Discussion and Analysis — Total Compensation and Description and Allocation of Its Components — Post-Termination Compensation.”

Quantification of Termination Benefits.  The following table quantifies the termination benefits due to our Named Executive Officers, in the event of their termination for various reasons, including any termination occurring within 24 months following a change of control. The amounts were computed as if each executive officer's employment terminated on December 31, 2008.

2008 Potential Termination Benefits for Named Executive Officers

		Termination for Other Than Cause, Death, or Disability
Executive Officer/ Element of Compensation	Termination Due to Death or Disability	Or by Executive for Good Reason	Within 24 Months Following a Change of Control
Michael R. McElwrath
Salary and bonus	$—	$741,500	$1,112,250
Equity awards(1)	78,300	—	78,300
Benefits(2)	—	46,514	46,514
Tax Gross-up(3)	—	—	396,897
Total Mr. McElwrath	$78,300	$788,014	$1,633,961
K. Andrew Lai
Salary and bonus	$—	$195,000	$390,000
Equity awards(1)	—	—	13,500
Total Mr. Lai	$—	$195,000	$403,500
Phil A. Christian
Salary and bonus	$—	$230,000	$460,000
Equity awards(1)	—	—	—
Total Mr. Christian	$—	$230,000	$460,000
Garry R. Ward
Salary and bonus	$50,000	$50,000	$50,000
Equity awards(1)	—	—	8,100
Total Mr. Ward	$50,000	$50,000	$58,100
Zhendong “Alex” Yang
Salary and bonus	$—	$50,000	$50,000
Equity awards(1)	—	—	8,100
Total Dr. Yang	$—	$50,000	$58,100

(1)	Equity awards are quantified at the intrinsic value on December 31, 2008 of all options and restricted stock that was not fully vested and exercisable, but would become exercisable, under the terms of the Name Executive Officer's employment agreement, due to the form of termination specified in the column heading. The intrinsic value of options is determined by calculating the difference between the closing market price of our common stock on December 31, 2008, which was $0.18 per share, and the exercise price of the option, and multiplying that difference by the number of options exercisable at that given exercise price. The intrinsic values of all the options are then totaled. The intrinsic value of restricted stock is equal to the number of shares times the closing price of our common stock on December 31, 2008.
(2)	Benefits quantified include the incremental cost to the Company of continuing health care benefits (based on December 2008 premium rates) and the cost of the Company's matching contributions.
(3)	Tax gross-up refers to reimbursement for any excise tax (and taxes on the imputed income attributable to the reimbursement for the excise tax and tax gross-up) the Named Executive Officer is required to pay under Section 4999 of the Code for excess parachute payments. This amount reflects the estimated gross-up payments that would be due to Mr. McElwrath as if he had been terminated on December 31, 2008.

Randall D. Keys resigned as Chief Financial Officer of the Company on October 1, 2008. There were no severance or other payments made to Mr. Keys in connection with his separation.

Directors’ Compensation

The following table summarizes compensation paid to non-employee directors for 2008. Mr. McElwrath is the only employee serving as a director and he does not receive any additional compensation for his service on the Board of Directors. Mr. Keys served as an independent director on our Board of Directors from June 2004 until his appointment as Chief Financial Officer on October 1, 2007, at which time he resigned from the Board of Directors and its committees. All of Mr. Keys' compensation, including all compensation earned from service on the Board of Directors, is reported in the 2008 Summary Compensation Table under “All Other Compensation.”

2008 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Option Awards(1)	Total
Thomas E. Williams(2)	$37,500	$25,937	(3)	$19,973	$83,410
William A. Anderson(2)	39,000	—		58,465	97,465
C. P. Chiang(2)	23,000	—		41,969	64,969
Donald A. Juckett(2)	30,500	—		19,973	50,473
John C. Mihm(2)	29,625	—		19,973	49,598
Lucian Morrison(2)(4)	24,875	—		78,482	103,357

(1)	Stock Awards and Option Awards are quantified in the table according to the amount included in 2008 share-based compensation expense for the awards granted to each named director through the end of fiscal year 2008. See Footnote 9 to the Consolidated Financial Statements which is included in Part II of this report for assumptions used in valuing these awards and the methodology for recognizing the related expense. The expense has been modified in accordance with the SEC rules to eliminate forfeiture assumptions in computing the expense for the year. There were no actual forfeitures during 2008 by any of the named directors. All options are for the purchase of our common stock. All stock awards are grants of restricted stock representing time-vesting shares of our common stock.
(2)	On February 11, 2008, Messrs. Williams, Anderson, Chiang, Juckett, Mihm, and Morrison were granted options to purchase 40,000 shares of our common stock. The grant date fair values of these awards were $27,400 to each of these directors.
(3)	This stock award was made in 2007 to compensate Mr. Williams for the loss of value to his options that were modified to increase the exercise price in order to comply with Section 409A of the Code.
(4)	Effective January 9, 2008, Mr. Morrison was appointed as a director. On that date he was granted options to purchase up to 188,000 shares of our common stock. The grant date fair value of this award was $120,884.

The table below provides information regarding the outstanding stock option and restricted stock awards for each of our directors as of December 31, 2008.

2008 Outstanding Equity Awards for Directors

Name	Number of Securities Underlying Unexercised Options (#)
Thomas E. Williams	480,000
William A. Anderson	250,000
C. P. Chiang	240,000
Donald A. Juckett	480,000
John C. Mihm	480,000
Lucian Morrison	228,000

In 2007, the Company began paying cash compensation to non-employee directors for their service on the Board of Directors. In January 2007, the Board of Directors approved a standard compensation arrangement for directors, effective January 1, 2007, as follows:

Schedule of Directors’ Fees

Annual cash retainer	$15,000	annually
Board meetings in person	1,500	for each meeting
Board meetings by telephone	500	for each meeting
Committee meetings in person	1,000	for each meeting
Committee meetings by telephone	500	for each meeting
Committee Chairman retainer	5,500	annually
Audit Committee Chairman retainer	12,000	annually
Board Chairman retainer	12,000	annually

On April 15, 2009, the Compensation Committee agreed that the fees earned by directors for attending Board and committee meetings held by telephone would be $1,500 and $1,000 per meeting, respectively.

The Company also reimburses directors for the reasonable expenses they incur to attend Board of Directors, Board committee and/or investor relations meetings. In addition, in 2008, the Board of Directors approved an annual grant of options to purchase 40,000 shares of common stock to each non-employee director, which have an exercise price equal to fair market value on date of grant, a term of ten years and will vest in their entirety on the first anniversary of the date of grant. The fair market value, on a given date, is the mean of the closing bid and asked prices of the common shares as reported that day on the OTC Bulletin Board. These grants are expected to be made during the first quarter each fiscal year. The 2008 grant to each of the six non-employee directors was made on February 11, 2008. The options have an exercise price of $0.765, which was the fair market value of our stock on the date of grant. On April 15, 2009, our non-employee directors were each awarded 40,000 shares of restricted stock and options to purchase up to 40,000 shares of common stock at an exercise price of $0.275, the fair market value of our common stock on the date of grant.

In addition to the annual grants of options to directors described above, we typically grant options to directors upon their initial appointment or election as a director. On January 9, 2008, Lucian Morrison received an option grant of 188,000 shares, with a ten year term and an exercise price of $0.94, which was the fair market value of our stock on that date. The options will vest over three years, with 25% vested immediately and an additional 25% vesting on the first, second and third anniversary of the date of grant. If upon or within 24 months of a Change of Control (as defined in the 2005 Plan) a director's service in their capacity as a director of the Company is terminated, then all options granted to the director will immediately and fully vest and be exercisable as of the date their service is terminated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Review of Related Person Transactions

In accordance with our audit committee charter, the Audit Committee reviews related person transactions. It is the Company's policy that we will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the committee or another independent body of the board first reviews and approves the transactions.

SECURITY OWNERSHIP

The following table sets forth, as of June 3, 2009, certain information with respect to the beneficial ownership of the Company's Common Stock by (a) each stockholder beneficially owning more than 5% of the Company's outstanding Common Stock; (b) each director and director nominee of the Company who is a stockholder of the Company; (c) each of the Named Executive Officers who is a stockholder of the Company; and (d) all executive officers and Directors of the Company as a group. The total shares outstanding on June 3, 2009 were 162,582,283.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Outstanding Common Stock
International Finance Corporation	21,580,360	(1)	13.3%
Persistency Capital, LLC	17,530,543	(2)	10.8%
Goldman Sachs Group, Inc.	11,617,333	(3)	7.1%
Executive Officers:
Michael R. McElwrath	3,225,567	(4)	2.0%
K. Andrew Lai	340,333	(5)	*
Phil A. Christian	721,667	(6)	*
Non-Executive Directors:
Thomas E. Williams	558,125	(7)	*
William A. Anderson	195,000	(8)	*
C. P. Chiang	240,000	(9)	*
Donald A. Juckett	579,100	(10)	*
John C. Mihm	532,500	(11)	*
Lucian L. Morrison	174,000	(12)	*
All Directors and Executive Officers as a Group (9 persons)	6,566,292	(13)	3.9%

*	Less than 1%.
(1)	The amount of beneficial ownership of the shares is based on a Schedule 13G filed with the SEC dated June 20, 2008. The address for International Finance Corporation is 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433.
(2)	The amount of beneficial ownership of the shares is based on a Schedule 13G filed with the SEC dated February 13, 2009. The address for Persistency Capital, LLC is 1270 Avenue of the Americas, Suite 2100, New York, NY 10020. Based on the Schedule 13G, Persistency Capital, LLC and Mr. Andrew Morris share investment and voting power over the shares.
(3)	The amount of beneficial ownership of the shares are based on a Schedule 13G filed with the SEC dated February 11, 2009. The address for Goldman Sachs Group, Inc is 85 Broadway Street, New York, NY 10004.
(4)	Includes 1,980,000 shares which Michael R. McElwrath may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 150,000 shares of restricted stock which vest on March 21, 2010; 90,000 shares of restricted stock which vest in two equal installments on February 11, 2010 and 2011; and 450,000 shares of restricted stock which vest in three equal installments on April 15, 2010, 2011 and 2012.
(5)	Includes 177,330 shares which Andrew Lai may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 30,000 shares of restricted stock, which vest in two equal installments on February 11, 2010 and 2011; 30,000 shares of restricted stock, which vest in two equal installments on October 1, 2009 and 2010; and 50,000 shares of restricted stock which vest in three equal installments on April 15, 2010, 2011 and 2012.
(6)	Includes 166,667 shares which Phil Christian may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 35,000 shares which Mr. Christian may purchase pursuant to warrants which Mr. Christian acquired in June 2008. Also includes 120,000 shares of restricted stock which vested on September 11, 2008; and 300,000 shares of restricted stock which vest in three equal installments on April 15, 2010, 2011 and 2012.
(7)	Includes 480,000 shares which Thomas E. Williams may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 40,000 shares of restricted stock which vest on April 15, 2010.
(8)	Includes 145,000 shares which William A. Anderson may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Mr. Anderson disclaims beneficial ownership of 10,000 of these securities held by Anderson Securities Corp. except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for any purpose. Also includes 40,000 shares of restricted stock which vest on April 15, 2010.
(9)	Includes 200,000 shares which C.P. Chiang may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 40,000 shares of restricted stock which vest on April 15, 2010.
(10)	Includes 480,000 shares which Donald A. Juckett may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 40,000 shares of restricted stock which vest on April 15, 2010.
(11)	Includes 480,000 shares which John C. Mihm may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 40,000 shares of restricted stock which vest on April 15, 2010.
(12)	Includes 134,000 shares which Lucian L. Morrison may purchase pursuant to options which are exercisable within 60 days of June 3, 2009. Also includes 40,000 shares of restricted stock which vest on April 15, 2010.
(13)	Includes 4,278,000 shares which may be purchased pursuant to options and warrants which are exercisable within 60 days of June 3, 2009 by our directors and executive officers. Also includes 1,655,000 shares of restricted stock by our directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, we believe that all filing requirements applicable to our officers, directors and greater than ten percent stockholders for the year ended December 31, 2008, were complied with except for the timely filing of a Form 4 and a Form 3 by International Finance Corporation and Persistency, respectively, each a ten percent stockholder, and the filing of a Form 4 and a Form 3 for Lucian L. Morrison. These filings were made after their due date on June 24, 2008, June 10, 2008, February 5, 2008 and February 5, 2008, respectively.

Form 10-K and Financial Statements Available

A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2008 is enclosed. Stockholders may request another copy of the annual report on Form 10-K for the fiscal year ended December 31, 2008 without charge upon written request to the Secretary, 363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060. Financial statements are also on file with the SEC, Washington, D.C. 20549 and are available on the SEC's website at www.sec.gov. Alternatively, current and prospective investors can access the annual report on Form 10-K for the fiscal year ended December 31, 2008 free of charge by linking directly from the Company's website under the “Investor Relations — SEC Filings” caption to the Edgar Database of the SEC. The Company's website can be found at www.fareastenergy.com. The Company will also furnish any exhibit to the annual report on Form 10-K for the fiscal year ended December 31, 2008 if specifically requested.

Attendance at the Meeting by Payne Smith & Jones, P.C.

Payne Smith & Jones, P.C. served as the Company's independent registered public accounting firm for the year ended December 31, 2008. Representatives of Payne Smith & Jones, P.C. are expected to be present at the Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN

The Board of Directors and the Compensation Committee have determined that it is in the best interests of the Company and its stockholders to amend the 2005 Stock Incentive Plan (the “2005 Plan”) to add 5,000,000 shares of Common Stock to the 2005 Plan, to increase the number of shares of Common Stock issuable under the 2005 Plan from 7,500,000 shares to 12,500,000 shares and to increase the number of shares of Common Stock that may be granted as restricted stock, restricted stock units or any other stock-based awards from 2,400,000 to 3,900,000 shares (the “Amendment”). There are currently 8,500,000 shares of Common Stock subject to the 2005 Plan, of which 7,181,000 shares of Common Stock were issued or are currently subject to options under the 2005 Plan. There were 2,400,000 shares reserved for restricted stock, restricted stock units or other stock-based awards under the 2005 Plan, of which 121,500 shares remain available for restricted stock, restricted stock units or other stock-based awards as of June 3, 2009. The Board of Directors and the Compensation Committee have approved the Amendment, to be effective as of the date of approval thereof by the Company’s stockholders. The text of the 2005 Plan, as such is proposed to be amended, is set forth in Appendix A with the changes contemplated by the Amendment marked.

On March 15, 2005, the Board of Directors, following recommendation by the Compensation Committee, adopted the 2005 Plan, subject to stockholder approval. Our stockholders approved the 2005 Plan in May 2005. At the annual meeting held on December 7, 2007, our stockholders approved amendments to the 2005 Plan (1) to increase the number of shares available from 3,500,000 to 7,500,000, (2) to increase the number of shares that may be granted as restricted stock units or any other stock based awards from 900,000 to 2,400,000 shares and (3) to add a provision prohibiting the repricing of options issued under the 2005 Plan without stockholder approval. The principal features of the 2005 Plan, as amended, are described below, but such description is qualified in its entirety by reference to the complete text of the 2005 Plan. For further description of the 2005 Plan and awards made under the 2005 Plan, see also “Compensation Tables and Additional Information — Narrative to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table — 2005 Stock Incentive Plan.”

Amendment.  The proposed Amendment will increase the number of authorized shares issuable under the 2005 Plan from 7,500,000 shares to 12,500,000 shares, increase the number of shares that may be granted pursuant to restricted stock, restricted stock units or any other stock-based awards from 2,400,000 shares to 3,900,000 shares.

As of June 3, 2009, there were 319,000 shares available for the grant of awards under the 2005 Plan, of which 121,500 shares remain available for grants of restricted stock, restricted stock units or any other stock-based awards.

The Board of Directors and the Compensation Committee believe that is an insufficient number of shares remaining for awards under the 2005 Plan to accomplish the compensation objectives of the Company. Without additional shares available for awards under the 2005 Plan, the Company will have to consider alternative means of providing a competitive compensation package to persons eligible under the 2005 Plan. The Company believes equity awards are an effective way to reward achievement of long-term goals, conserve cash resources and create a sense of ownership in the Company’s executives. A large percentage of the total compensation paid to the executive officers consists of equity awards, which the Compensation Committee believes is consistent with the Company’s philosophy of paying for performance and requiring more compensation to be at risk for employees at the highest level. The increase in the number of shares covered by the 2005 Plan and the number of shares that may be granted as restricted stock, restricted stock units or any other stock-based awards will enable the Company to further promote their compensation objectives.

The Amendment will not become effective unless stockholder approval is obtained at the Meeting. The Amendment will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal. If the stockholders approve the proposal, the Amendment will be effective as of the date of its adoption by the stockholders.

Summary of the 2005 Plan

General.  The 2005 Plan permits the granting of any or all of the following types of awards:

•	stock options, including incentive stock options (“ISOs”) and non-qualified stock options;
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units; and
•	other stock-based awards.

The 2005 Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 7,500,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. Presently, the 2005 Plan also provides that the total number of shares of Common Stock that will be available for grants of ISOs is 2,600,000 shares and that the total number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards is 2,400,000 shares.

Presently, the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 1,500,000 shares. Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2005 Plan.

Eligibility.  Employees of the Company, its subsidiaries and affiliates, members of the Board of Directors, and consultants to the Company and its subsidiaries, are eligible to participate in the 2005 Plan. As of June 3, 2009, the Company, its subsidiaries and affiliates, have six directors who are not employees, approximately 30 employees and approximately 10 consultants.

Administration.  The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select employees, board members or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees, board members or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2005 Plan, to establish, amend and rescind any rules and regulations relating to the 2005 Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2005 Plan. Members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and, if required, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The 2005 Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may authorize him or her to grant awards of up to an aggregate of 200,000 shares of Common Stock in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or Covered Employees (as defined in the 2005 Plan), provided that the Chief Executive Officer must notify the Compensation Committee of any such grants.

Adjustments Upon Certain Events.  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to stockholders of shares of Common Stock other than regular cash dividends, the Compensation Committee shall make such substitution or adjustment, if any, as it deems equitable to prevent substantial dilution or enlargement of the rights granted to participants. In the event of a Change of Control (as defined in the 2005 Plan), if the Compensation Committee makes no provision for the assumption of outstanding awards by the successor corporation, then the award agreement shall provide whether (1) none, all or a portion of each award shall vest, (2) any option shall terminate as of a date fixed by the Compensation Committee which is at least 30 days after the notice thereof to the participant and shall give each participant the right to exercise his or her option as to all or any part of the shares, including shares as to which the option would not otherwise be exercisable, or (3) cause any award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled award as determined by the Compensation Committee. Notwithstanding the foregoing, for any award under the 2005 Plan that consists of deferred compensation subject to Section 409A of the Tax Code, the definition of Change of Control will be the definition set forth in Section 409A of the Tax Code and any subsequent guidance thereunder.

Stock Options.  The 2005 Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted. As of June 3, 2009, the closing bid price of the Common Stock was $0.36 per share. The Compensation Committee will determine the term of each option, but no option shall be exercisable more than 10 years after the date of grant. Payment of the purchase price shall be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, or (5) through such other means as shall be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2005 Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within 180 days after the date of death or Disability (or such other period of time not exceeding one year as is determined by the Compensation Committee at the time of grant). If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within 90 days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

Stock Appreciation Rights.  The Compensation Committee has the authority under the 2005 Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.

Restricted Stock and Restricted Stock Units.  The 2005 Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2005 Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2005 Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant shall only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2005 Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

Other Stock-Based Awards.  The Compensation Committee also has the authority under the 2005 Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards shall be determined by the Compensation Committee. Such other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Tax Code (“Performance-Based Awards”). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date. Performance criteria, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance measures to be used for purposes of awards to employees whose compensation is subject to Section 162(m) of the Tax Code must be chosen by the Compensation Committee from among the following:

•	earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);
•	net income;
•	operating income;
•	earnings per share;
•	return on stockholders’ equity;
•	expense management;
•	return on investment before or after the cost of capital;
•	improvements in capital structure;
•	profitability of an identifiable business unit or product;
•	maintenance or improvement of profit margins;
•	stock price;
•	market share;
•	revenues or sales;
•	costs;
•	cash flow;
•	working capital;
•	changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and
•	return on assets.

The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes. The 2005 Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2005 Plan) for any fiscal year of the Company will be $1,000,000.

Amendments to the 2005 Plan.  The 2005 Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, without the approval of the stockholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require stockholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law. Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the 2005 Plan or awards granted thereunder in order to conform such terms with the requirements of local law. In addition, the Compensation Committee may amend the 2005 Plan in such a manner, as it deems necessary or appropriate, to comply with the requirements of Section 409A of the Tax Code and any guidance issued thereunder.

Transferability.  Awards under the 2005 Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (ii) any trust in which these persons have more than 50% of the beneficial interest, (iii) any foundation in which these persons or the participant control the management of assets and (iv) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the 2005 Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Federal Income Tax Consequences.  The following is a discussion of certain U.S. federal income tax consequences relevant to participants in the 2005 Plan who are subject to federal income tax and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2005 Plan and does not address state, local or foreign tax consequences.

A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise over the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value over the option exercise price is, however, included in determining the participant’s alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant. A participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 162(m) of the Tax Code.  Section 162(m) of the Tax Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any executive officer who is named by the corporation on the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by stockholders. The Company has structured and intends to implement the 2005 Plan so that generally compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Tax Code and would not, therefore be subject to any deduction limitation under Section 162(m) of the Tax Code. However, the Company may, from time to time, award compensation to executive officers that is not deductible under Section 162(m) of the Tax Code.

Section 280G of the Tax Code.  Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control (as defined in the 2005 Plan) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Tax Code. To the extent it is so considered, the grantee may be subject to a 20% exercise tax, and the Company may be denied a tax deduction.

Section 409A of the Tax Code.  The Company generally intends that, to the extent applicable, awards granted under the 2005 Plan shall comply with the provisions of Section 409A of the Tax Code. Options are granted so as not to be subject to Section 409A of the Tax Code. Other awards have been designed to automatically comply with Section 409A of the Tax Code. However, grantees of Performance-Based Awards may be permitted to elect to defer the payment of certain Performance-Based Awards. This deferral election is also intended to comply with Section 409A of the Tax Code. However, under certain circumstances the accelerated exercise or payment of awards subject to Section 409A of the Tax Code may subject the grantee to an increased tax rate and interest.

Tax Summary.  The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2005 Plan. Accordingly, holders of awards granted under the 2005 Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an ISO) of any award.

The 2005 Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Tax Code.

The Board of Directors unanimously recommends a vote FOR the approval of the Amendment to the 2005 Stock Incentive Plan.

OTHER BUSINESS

The Board of Directors does not expect there will be presented at the Meeting any business other than the election of the Directors and the approval of the amendment to the Company’s 2005 Stock Incentive Plan, as described above. If other matters properly come before the Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

Please date, sign and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

By Order of the Board of Directors,
Andrew Lai Secretary

Houston, Texas
June 4, 2009

APPENDIX A

FAR EAST ENERGY CORPORATION
2005 STOCK INCENTIVE PLAN

1.  Purpose of the Plan

The purpose of the Plan is to (i) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract members to the Board, (iii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iv) motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.  Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

Affiliate:  Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company's stockholders, even if the Company thereafter owns less than 20% of the voting equity.

Award:  An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

Award Agreement:  Any written agreement, contract, or other instrument or document evidencing an Award.

Beneficial Owner or Beneficially Owned:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

Board:  The Board of Directors of the Company.

Change of Control:  The occurrence of any of the following events:

(i)  any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);

(ii)  the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

(iii)  the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv)  during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(v)  the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

Notwithstanding the foregoing, the definition of Change of Control for any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

Committee:  The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

Company:  Far East Energy Corporation, a Nevada corporation.

Covered Employee:  An employee of the Company or its Subsidiaries who may be deemed to be a covered employee within the meaning of Section 162(m) of the Code.

Disability:  Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 27 of the Plan.

Fair Market Value:  On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

LSAR:  A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

Option:  A stock option granted pursuant to Section 7 of the Plan.

Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

Participant:  An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

Performance-Based Awards:  Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

Person:  As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

Plan:  The Far East Energy Corporation 2005 Stock Incentive Plan.

Restricted Stock:  Restricted stock granted pursuant to Section 9 of the Plan.

Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

Securities Act:  The Securities Act of 1933, as amended, or any successor thereto.

Shares:  Shares of common stock, par value $0.001 per Share, of the Company, as adjusted pursuant to Section 10 of the Plan.

Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 8 of the Plan.

Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

Termination of Service:  A Participant's termination of service with the Company, its Subsidiaries and Affiliates. A Termination of Service of an employee of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Subsidiaries. In the case of “specified employees” (as described in Section 409A of the Code), distributions may not be made before the date which is six months after the date of termination of service (or, if earlier, the date of death of the participant). A specified employee is a “key employee” as defined in Section 416(i) of the Code without regard to Paragraph (5), but only if the Company has any stock which is publicly traded on an established securities market or otherwise.

3.  Shares Subject to the Plan

The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 12,500,000 ~~7,500,000~~ (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise. Of that number, not more than 2,600,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of ISOs pursuant to Section 7(d) hereof, and not more than 3,900,000 ~~2,400,000~~ Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards pursuant to Section 9 hereof. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 1,500,000 (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

4.  Administration

(a)  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. Any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company's independent directors (within the meaning of such exchange or market or quotation system). The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

(b)  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)  to select Participants to whom Awards may be granted;

(ii)  to determine the type or types of Awards to be granted to each Participant;

(iii)  to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)  to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(v)  to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vi)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable; and

(vii)  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)   Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d)  The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award. With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by

(i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

(e)  If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 200,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or Covered Employees; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

(f)  Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior stockholder approval. Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (a) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (b) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. The exercise of the authority provided in this Section 4(f) is circumscribed to the extent necessary to avoid the inadvertent application of the interest and additional tax provisions of Section 409A of the Code. For purposes of this Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (a) lowering the exercise price of an outstanding Option granted under this Plan after it is granted or (b) canceling an outstanding Award granted under this Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

5.  Eligibility

Employees of the Company, its Subsidiaries and Affiliates and members of the Board, who are from time to time responsible for, or contributes to, the management, growth and protection of the business of the Company and its Affiliates, and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant. Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company or a Subsidiary; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

6.  Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.  Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)  Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)  Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)  Exercise of Options.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) through such other means as shall be prescribed in the Award Agreement.

(d)  ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. Notwithstanding Section 5 of the Plan, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e)  Exercisability Upon Termination of Service by Death or Disability.  Upon a Termination of Service by reason of death or Disability, the Option may be exercised within 180 days (or such other period of time not exceeding one year as is determined by the Committee at the time of granting the Option) following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she doe not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability. Any such extension shall be designed to conform to the requirements of Section 409A of the Code so as to avoid the imposition of the additional income tax.

(f)  Effect of Other Termination of Service.  Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant's Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(g)  Nontransferability of Stock Options.  Except as otherwise provided in this Section 7(g), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(g) and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(g). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f).

8.  Terms and Conditions of Stock Appreciation Rights

(a)  Grants.  The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.

(b)  Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c)  Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)  Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event (but not later than March 15 of the year following the year in which such contingent event occurs) and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.  Other Stock-Based Awards

(a)  Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b)  Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted to Covered Employees in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Covered Employee's Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award to any Covered Employee with respect to a fiscal year of the Company shall be $1,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

(c)  Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)  Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee. The vesting of a Restricted Stock Award or

Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)  Receipt of Restricted Stock.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement. If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend on such Restricted Stock or in connection with a stock split of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)  Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement. Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the Shares covered by the Restricted Stock Unit.

(iv)  Effect of Termination of Service.  Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant's unvested Restricted Stock and Restricted Stock Units shall be forfeited. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant's Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

10.  Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)  Generally.  Subject to any required action by the stockholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price per Share, as applicable, covered by outstanding Awards, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company's common stock) or reclassification of the Company's common stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Any such adjustment shall be determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the Committee's determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

(b)  Change of Control.  In the event of a Change of Control, if the Committee makes no provision for the assumption of outstanding Awards by the successor corporation, then the Award Agreement shall provide whether (i) none, all or a portion of each Award shall vest, (ii) any Option shall terminate as of a date fixed by the Committee which is at least 30 days after the notice thereof to the Participant and shall give each Participant the right to exercise his or her Option as to all or any part of the Shares, including Shares as to which the Option would not otherwise be exercisable, or (iii) cause any Award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled Award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled Award as determined by the Committee.

11.  “Lockup” Agreement

The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

12.  Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

13.  Amendments or Termination

(a)  The Board or the Committee may terminate or discontinue the Plan at any time. The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent stockholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend or modify the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code (including, but not limited to, Sections 162(m) to preserve the deductibility of Awards and 409A to comply with its requirements so as to ensure any amounts paid or payable hereunder are not subject to the additional 20% income tax thereunder) or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.

(b)  Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

14.  International Participants

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any

Awards, or establishing any local country plans as sub-plans to the Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

15.  No Right to Continued Employment or Service

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company, a Subsidiary or any Affiliate to continue the employment or service of a Participant or lessen or affect the Company's, Subsidiary's or Affiliate's right to terminate the employment or service of such Participant.

16.  Not Compensation for Benefit Plans

No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

17.  Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

18.  Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19.  Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

20.  Nontransferability of Awards

Except as provided in Section 7(g) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 20 or any part thereof (except with respect to ISOs) to the extent that this Section 20 or any part thereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

21.  No Rights to Awards, No Stockholder Rights

No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any rights to dividends or other rights of a stockholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

22.  No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 10 of the Plan. In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.  Compliance with Legal and Trading Requirements

The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law.

24.  Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

25.  Choice of Law

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

26.  Conflict

To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant, the terms and conditions of such agreement shall control.

27.  Effectiveness of the Plan; Term

The Plan shall be effective upon its approval by the stockholders at the 2005 Annual Meeting of stockholders of the Company. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 13 of the Plan.

PROXY

FAR EAST ENERGY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
JULY 15, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

ANNUAL MEETING OF STOCKHOLDERS OF
FAR EAST ENERGY CORPORATION

The undersigned hereby (1) acknowledges receipt of the notice, dated June 4, 2009, of the Annual Meeting of Stockholders of Far East Energy Corporation (herein called the “Company”) to be held on Wednesday, July 15, 2009, at 10:00 a.m., local time, at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas 77060, and the proxy statement, also dated June 4, 2009, in connection therewith, and (2) constitutes and appoints Michael R. McElwrath and Andrew Lai, and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of common stock, par value $0.001 per share, of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors of the Company recommends a vote FOR election of its seven nominees for directors set forth below.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  ☒

1. Election of Directors:	For	Withhold		For	Withhold
Nominees:
(1) Thomas E. Williams	☐	☐	(5) Donald A. Juckett	☐	☐
(2) Michael R. McElwrath	☐	☐	(6) John C. Mihm	☐	☐
(3) William A. Anderson	☐	☐	(7) Lucian L. Morrison	☐	☐
(4) C.P. Chiang	☐	☐

2. Proposal to approve the amendment to the 2005 Stock Incentive Plan	☐ For	☐ Against	☐ Abstain
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2. Discretion will be used with respect to such other matters as may properly come before the meeting or at any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE  ☐
AND NOTE BELOW

Date , 2009

Signature of Stockholder(s)

When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

EVERY VOTE IS IMPORTANT.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.